                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           Schedule 14A Information

                              PROXY STATEMENT

                         Pursuant to Section 14(A) of the
                          Securities Exchange Act of 1934
                              (Amendment No.     )





 Filed by the Registrant: ACME METALS INCORPORATED
                          ----------------------------------------------------
Check the appropriate box:
/ /   Preliminary Proxy Statement
/X/   Definitive Proxy Statement
/ /   Definitive Additional Materials
/ /   Soliciting Material Pursuant to
       Section 240.14a-11(c) or Section 240.14a-12


                          ACME METALS INCORPORATED
- ------------------------------------------------------------------------------
              (Name of registrant as specified in its charter)

                          ACME METALS INCORPORATED
- ------------------------------------------------------------------------------
                (Name of person(s) filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
/X/   $125 per Exchange Act Rules 9-11(c)(1)(ii),141-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /   Fee computed on table below per Exchange Act Rules (14a-6(i)(4) and
      0-11.


1. Title of each class of securities to which transaction applies:
                                                                  ------------
- ------------------------------------------------------------------------------
2. Aggregate number of securities to which transaction applies:
                                                               ---------------

Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1. Amount previously paid:
                           ---------------------------------------------------
2. Form, schedule or registration statement no.:
                                                 -----------------------------
3. Filing party:
                --------------------------------------------------------------
4. Date filed:
              ----------------------------------------------------------------

                          ACME METALS INCORPORATED


                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO THE SHAREHOLDERS OF ACME METALS INCORPORATED:

    Notice is hereby given that the 1994 Annual Meeting of Shareholders of Acme Metals Incorporated, a Delaware corporation, (the "Company") will be held at Harris Trust and Savings Bank, 111 West Monroe, Chicago, Illinois 60690, on Thursday, April 28, 1994, at 10:00 a.m., central time, for the purpose of considering and voting on:

    1. the election of three directors, each to serve for a term of three years;

    2. the ratification of the appointment of Price Waterhouse as independent accountants for the Company for the fiscal year 1994;

    3. the approval of the 1994 Stock Incentive Program;

    4. the approval of the 1994 Executive Incentive Compensation Plan;

    5. the transaction of such other business as may properly come before the meeting.

    The Board of Directors has determined that only shareholders of record at the close of business on Monday, March 14, 1994, are entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournment thereof.

    Whether or not you plan to attend the meeting, please complete the proxy card enclosed and return it promptly in the accompanying postage prepaid envelope. If you do attend the meeting and wish to vote in person, you may withdraw your proxy at that time.



                                           /s/Edward P. Weber, Jr.
                                              --------------------
                                        Edward P. Weber, Jr.
                                        Secretary

Riverdale, Illinois
March 29, 1994



                  IMPORTANT - YOUR PROXY IS ENCLOSED IN THE
            ADDRESS WINDOW OF THE ENVELOPE CONTAINING THIS MATERIAL


13500 SOUTH PERRY AVENUE, RIVERDALE, ILLINOIS 60627-1182  PHONE 708 849-2500

                          ACME METALS INCORPORATED
             13500 S. PERRY AVENUE, RIVERDALE, ILLINOIS  60627-1182
                                 ___________

                               PROXY STATEMENT

      This proxy statement is furnished in connection with the solicitation by the Board of Directors of Acme Metals Incorporated of the accompanying proxy to be used at the Annual Meeting of Shareholders of Acme Metals Incorporated and any adjournment thereof. In this proxy statement "Company" means Acme Metals Incorporated and its predecessor company, "Board" means the Board of Directors of the Company, "common stock" means the common stock of the Company, "Annual Meeting" means the Annual Meeting of Shareholders.

      The Annual Meeting will be held on Thursday, April 28, 1994, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting. At the date of this proxy statement the only business which the Board intends to present, or knows that others will present, is described in this proxy statement.

      The Board has fixed the close of business on March 14, 1994 as the record date for the determination of shareholders entitled to notice and to vote at the Annual Meeting. At the record date, there were 5,547,592 shares of common stock, par value $1.00 per share, outstanding and entitled to vote on all matters to be acted upon at the meeting.

      Unless otherwise indicated, information furnished in this proxy statement prior to May 25, 1992 is for Acme Steel Company and after May 25, 1992 for Acme Metals Incorporated. The Securities and Exchange Commission has determined that for reporting purposes Acme Metals Incorporated is successor to Acme Steel Company.

      Under Delaware law and the Company's Restated Certificate of Incorporation, for each share of common stock held, each shareholder is entitled to cast one vote for each nominee for each of the three directorships to be filled. On other matters, each shareholder is entitled to cast one vote for each share of common stock held. The three nominees for director receiving the highest number of votes cast will be elected whether or not any of them receive the vote of a majority of the shares represented at the meeting. Approval of Proposal No. 2 addressing ratification of the selection of independent accountants and Proposals No. 3 and No. 4 addressing approval of the 1994 Stock Incentive Program and the 1994 Executive Incentive Compensation Plan, respectively, described herein will require the affirmative vote of the majority of the shares of common stock represented at the meeting. Representation in person or by proxy of a majority of the outstanding shares entitled to vote is required for a quorum at the Annual Meeting. Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. Abstentions and "non-votes" have the same effect as votes against proposals presented to shareholders other than election of directors. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

      Shares of common stock represented by properly executed proxies, if such proxies are received at or prior to the Annual Meeting, and not revoked, will be voted at such meeting in accordance with any specifications thereon or, if no specifications are made, will be voted FOR the election of the Board's nominees, FOR ratification of the selection of Price Waterhouse as independent accountants, FOR adoption of the 1994 Stock Incentive Program, and FOR adoption of the 1994 Executive Incentive Compensation Plan. Any proxy may be revoked at any time before it is exercised by receipt of a later dated proxy, or by receipt by the Secretary of the Company of a written revocation, or by voting by ballot at the meeting.

      The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone and by certain executive officers or regular employees of the Company, none of whom will receive any compensation therefor in addition to their regular remuneration. The Company will reimburse brokers and certain other persons holding stock in their names or in the names of nominees for their expenses in sending proxy material to principals and obtaining their proxies.

      The Company has retained Morrow & Co., Inc., 909 Third Avenue, New York, New York, to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners, but not individual holders of record, by personal interview, telephone, telegram or mail. The Company will pay Morrow & Co., Inc. fees not to exceed $5,000.00 and will reimburse such organization for certain expenses incurred by it.

      In order to be considered for inclusion in the Company's proxy statement and form of proxy for the 1995 Annual Meeting of Shareholders, any shareholder proposal intended to be presented at that meeting must be received by the Company at the address shown on the first page of this proxy statement on or before November 30, 1994.

      The Company's 1993 Annual Report/Form 10-K is being mailed to shareholders on or before the date of mailing of this proxy statement. The Annual Report/Form 10-K contains financial and other information about the Company, but the Annual Report/Form 10-K is not incorporated in this proxy statement and is not to be deemed a part of the proxy soliciting material.

      SHAREHOLDERS WITH QUESTIONS CONCERNING ACME METALS AND ITS OPERATIONS OR REQUESTING A COPY OF THE COMPANY'S FORM 10-K SHOULD DIRECT INQUIRIES TO CHARLES A. NEKVASIL, DIRECTOR, PUBLIC AND INVESTOR RELATIONS, ACME METALS INCORPORATED, PHONE 708-841-8383, EXT. 2266.

      The Notice of Meeting, this proxy statement, form of proxy card and Annual Report/Form 10-K for 1993 are being mailed on or about March 29, 1994 to each shareholder of the Company at such holder's address of record.

      The Notice of Meeting, this proxy statement and a voting instruction card are being mailed to eligible participants in the Company's Salaried Employees Retirement Savings Plan, the Company's Employee Stock Ownership Plan and the Alpha Tube Corporation Employees 401(k) Retirement Plan. Harris Trust and Savings Bank, Trustee for the plans, as the shareholder of record of the shares of common stock held in the plans, will vote the shares in accordance with written instructions from the participants and where no instructions are received, the Trustee will vote in accordance with the recommendations set forth by the Board in this proxy statement.

                   ELECTION OF DIRECTORS (PROPOSAL NO. 1)

      The Restated Certificate of Incorporation of the Company provides that the Board shall consist of not fewer than three nor more than fifteen directors, as may be fixed by the Board from time to time. The directors are divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. At each Annual Meeting successors to the class of directors whose term expires at that annual meeting are elected for a three-year term. The Board has fixed the number of directors at eleven. Mr. Eugene P. Berg has elected to retire as a director of the Company on April 28, 1994 and will not stand for re-election at this year's Annual Meeting. The Board of Directors, following the Annual Meeting of Shareholders, will either adjust the number of directors or elect a new director to fill the vacancy resulting from Mr. Berg's retirement, all in accordance with the By-Laws of the Company. Shareholders may only vote their shares for the number of nominees named in this proxy statement.

      The three persons listed below, as nominees to be elected as directors, will serve for terms expiring at the 1997 Annual Meeting and until their respective successors shall be elected and qualified. Each nominee has consented to being named in this proxy statement and to serve if elected. In the event of the inability of any one or more of the nominees to stand for election, which is not anticipated, the Board has authorized Messrs. Brian W.
H. Marsden, Edward P. Weber, Jr. and Jerry F. Williams ("Proxies"), in the exercise of their discretion, to nominate and vote for a substitute nominee or nominees, or in lieu thereof, the Board may reduce the number of directors in accordance with the By-Laws of the Company.

      At the time of the Reorganization in 1992, the directors of Acme Steel Company became directors of the Company. Each incumbent director's term of office remained the same as it had been with Acme Steel Company. The term of office indicated below includes the term of office with Acme Steel Company.

      Information regarding the nominees and current directors is set forth below. There are no marriage, blood or adopted relationships among the individuals. Each current director has served continuously since he was first elected.


NOMINEES FOR ELECTION AS CLASS II DIRECTORS FOR A TERM EXPIRING IN 1997


                  STEPHEN D. BENNETT
                  Age 45
                  Director since January 1993

                  President and Chief Operating Officer of Acme Metals Incorporated since January 1, 1993 and Group Vice President May 25, 1992 to December 31, 1992; Group Vice President of
  [PHOTO] Acme Steel Company (integrated steel producer) January 1992 through May 1992 and Vice President-Operations June 1990 through December 1991; General Manager of Fairfield Works, USS Division of USX Corporation (domestic integrated steel producer) December 1987 to May 1990.

NOMINEES FOR ELECTION AS CLASS II DIRECTORS FOR A TERM EXPIRING IN 1997-
CONTINUED


                  ANDREW R. LAIDLAW
                  Age 47
  [PHOTO]         Director since May 1987
                  Member: Audit Review (Chairman), Executive and Nominating Committees

                  Chairman of the Executive or Partner at the firm of Seyfarth, Shaw, Fairweather & Geraldson (law firm) since 1978.


                  FRANK A. LePAGE
  [PHOTO]         Age 66
                  Director since May 1987
                  Member: Compensation (Chairman), Finance and Nominating Committees


                  Retired Director and Executive Vice President of The Firestone Tire & Rubber Company (manufacturer of tires and related products) since 1982. He is a director of Parker-Hannifin Corporation.



     THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES AS CLASS II DIRECTORS OF THE COMPANY WHICH IS PRESENTED AS PROPOSAL NO. 1.

      CLASS I DIRECTORS CONTINUING IN OFFICE FOR A TERM EXPIRING IN 1996


                  C. J. GAUTHIER
  [PHOTO]         Age 72
                  Director since June 1986
                  Member: Audit Review, Compensation, Executive and Nominating Committees


                  Retired Chairman, President and Chief Executive Officer of NICOR Inc. (public utility holding company) since January 1986.


                  JULIEN L. McCALL
  [PHOTO]         Age 72
                  Director since June 1986
                  Member:  Compensation, Finance and Nominating Committees

                  Retired Chairman of the Board and Chief Executive Officer of National City Corporation (bank holding company) since May 1986. Chairman of the Board and Chief Executive Officer of National City Corporation from December 1980 to May 1986.
                  He is a director of Brush Wellman Inc. and R B & W
                  Corporation.


                  WILLIAM R. WILSON
  [PHOTO]         Age 66
                  Director since July 1992
                  Member:  Audit Review, Compensation and Nominating
                           Committees

                  Retired Chairman and Chief Executive Officer of Lukens Inc. since December 1991. He is a director of Columbia Gas System, Inc. and Provident Mutual Life Insurance Company.

       CLASS III DIRECTORS CONTINUING IN OFFICE FOR A TERM EXPIRING IN 1995


                  EDWARD G. JORDAN
  [PHOTO]         Age 64
                  Director since July 1988
                  Member: Audit Review, Finance (Chairman) and Nominating Committees

                  President and Chief Executive Officer of The American College (private, accredited, nontraditional college specializing in financial services and insurance education) 1982 through 1987; he served as a consultant to its board of trustees in 1988. Mr. Jordan is currently a private investor. He is a director of The ARA Group, Inc. and The Pittston Company.


                  REYNOLD C. MacDONALD
  [PHOTO]         Age 75
                  Director since June 1986
                  Member: Audit Review, Executive, Finance and Nominating Committees

                  Retired Chairman of the Board of Acme Steel Company since May 1992. Chairman of the Board of Acme Steel Company June 1986 to May 1992. He is a director of The ARA Group, Inc. and Kaiser Steel Resources.



                  BRIAN W. H. MARSDEN
  [PHOTO]         Age 62
                  Director since June 1986
                  Member:  Executive (Chairman) and Finance Committees

                  Chairman and Chief Executive Officer since January 1, 1993; Chairman, President and Chief Executive Officer May 1992 through December 1992; President and Chief Executive Officer of Acme Steel Company June 1986 to May 1992.


                  WILLIAM P. SOVEY
  [PHOTO]         Age 60
                  Director since June 1991
                  Member: Audit Review, Finance and Nominating (Chairman) Committees

                  Vice Chairman and Chief Executive Officer of Newell Co. (manufacturing and marketing company for high volume hardware and housewares, office and industrial products) since 1992; President and Chief Operating Officer of Newell Co. 1986 to 1992.

BOARD AND COMMITTEE MEETINGS

      The Board has an Audit Review Committee, a Compensation Committee, an Executive Committee, a Finance Committee and a Nominating Committee. During the fiscal year ended 1993 there were eleven Board of Director meetings, two Audit Review Committee meetings, three Compensation Committee meetings and four Finance Committee meetings. The Executive Committee did not meet. In the 1993 fiscal year each director, except Messrs. Gruss and McCall, was present for at least 75% of the combined number of meetings of the Board and Committees on which each director served. The members of the committees are identified above. Mr. Gruss resigned effective March 27, 1993.

      The Audit Review Committee is charged with the duties of recommending to the Board the appointment of independent accountants; meeting periodically with the independent accountants and internal auditors to review the adequacy of internal controls and financial reporting; reviewing financial statements; and reviewing, appraising, and reporting to the Board on accounting and reporting practices, the internal control system and the audit effort by both the independent accountants and internal auditors.

      The Compensation Committee reviews and makes recommendations to the Board regarding all salaries and benefits relating to officers of the Company and its subsidiaries and certain highly compensated employees, reviews and makes recommendations regarding the Company's benefit plans, and administers certain benefit plans.

      The Executive Committee may exercise all of the powers of the Board with reference to the conduct of the business and affairs of the Company in the interim between meetings of the Board.

      The Finance Committee reviews and makes recommendations to the Board with respect to allocation of resources for capital expenditures, dividend policy, capitalization of the Company, major debt and equity financing transactions, financial aspects of major acquisitions or dispositions of businesses or assets by the Company and investment policies of pension funds established for the benefit of employees of the Company and its subsidiaries.

      The Nominating Committee reviews and makes recommendations to the Board regarding criteria for membership on the Board, the number of members of the Board, reviews nominees for membership to the Board, makes recommendations to the Board with respect to the Company's policies on the level of compensation of Board members and the retention and retirement of directors who are not officers of the Company. Shareholders desiring to recommend nominees for consideration by the Nominating Committee should submit, together with appropriate biographical information, a statement of the nominee's qualifications and consent to the Secretary of the Company, 13500 South Perry Avenue, Riverdale, Illinois 60627-1182. Such information must be received by the Secretary of the Company not less than 120 days prior to the Annual Meeting of Shareholders.


DIRECTORS COMPENSATION

      Mr. MacDonald entered into an agreement with the Company effective June 1, 1992 to provide consulting services for a three-year period. Mr. MacDonald is paid an annual fee of $50,000 in addition to any payments to which he may be entitled as a non-employee director of the Company. Under the terms of the contract, he is furnished with an office, secretarial and certain other business office services which amounted to approximately $37,000 in 1993.

      Directors who are not also officers of the Company are currently paid an annual director's fee of $18,000 and a fee of $1,000 for attending a meeting of the Board and a fee of $1,000 for attending a meeting of a committee of the Board, whether or not more than one meeting is held on the same day. The Chairmen of the Audit Review, Compensation, Finance and Nominating Committees are paid an additional annual fee of $2,000. The Company provides accidental death and dismemberment insurance for all outside directors while on the business of the Company. All Directors are reimbursed for expenses incurred in connection with Board and committee meetings.

      In addition to the remuneration above, the Company paid fees not material in amount for services rendered by certain outside directors outside the scope of normal Board and committee meetings.

      In 1992 the Company adopted the Acme Metals Incorporated Non-Employee Directors Retirement Plan (the "Directors Retirement Plan") which provides for benefits to directors who are not employees of the Company and who retire from the Board after attaining 65 years of age. Four years of service as a non-employee director is required to be eligible for a minimum retirement benefit of 40% of the annual retainer in effect at the date of retirement.
The benefit increases 10% for each additional year of service to a maximum of 100% of the annual retainer in effect at the date of retirement. The Directors Retirement Plan is an unfunded non-qualified plan and all benefits will be paid out of current earnings. No benefits are payable to the spouse or dependents of a retired director.



                      EXECUTIVE OFFICERS OF THE COMPANY

      The following is a listing of the executive officers of the Company as of March 14, 1994. Service with Acme Steel Company is considered as service with the Company. All positions are with the Company.





NAME                         AGE      OFFICES HELD/BUSINESS EXPERIENCE                          DATES HELD
- -----------------------      ----     ------------------------------------                      ----------

Brian W. H. Marsden            62     Chairman and Chief Executive Officer                      January 1993 to present
                                      Chairman, President and Chief Executive Officer           May 1992 to December 1992
                                      President and Chief Executive Officer                     June 1986 to May 1992

Stephen D. Bennett             45     President and Chief Operating Officer                     January 1993 to present
                                      Group Vice President                                      January 1992 to December 1992
                                      Vice President-Operations                                 June 1990 to December 1991

Richard J. Stefan              57     Vice President-Employee Relations                         June 1986 to present

Edward P. Weber, Jr.           56     Vice President, General Counsel and  Secretary            June 1986 to present

Jerry F. Williams              54     Vice President-Finance and  Administration and Treasurer  May 1991 to present
                                      Vice President-Finance and Administration                 June 1986 to May 1991

                               SECURITY OWNERSHIP
                   OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

CERTAIN BENEFICIAL OWNERS

      As of February 11, 1994, the following entities were known to the Company to be the beneficial owners of more than 5% of common stock:



                                      NUMBER OF SHARES                                          PER CENT
NAME AND ADDRESS OF                   OF COMMON STOCK                                              OF
BENEFICIAL OWNER                      BENEFICIALLY OWNED (1)                                      CLASS (2)
- --------------------------------      ----------------------                                    ------------

Dimensional Fund Advisors, Inc.       393,514 (3)                                                6.7
1299 Ocean Avenue
Santa Monica, CA  90401

Brinson Holdings, Inc.                365,800 (4)                                                6.3
209 South LaSalle Street
Chicago, IL  60604-1295
___________

(1) As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, beneficial ownership consists of sole voting and investment power.

(2) The shares owned by each person or entity, or by the group, and the shares included in the total number of shares outstanding have been adjusted and the per cent owned has been computed in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act.

(3) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 393,514 shares of common stock as of December 31, 1993 by reason of its sole or shared voting power and sole dispositive power over such shares. All of the shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of The DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(4) The number of shares of common stock beneficially owned was determined by a review of Schedule 13G furnished to the Company which states that Brinson Holdings, Inc. beneficially owns the shares solely through its ownership of Brinson Partners, Inc., which owns 178,630 shares, which in turn owns Brinson Trust Company, which owns 187,170 shares. Brinson Partners, Inc. and Brinson Trust Company have sole voting power and sole dispositive power with respect to the shares owned by them.


OFFICERS AND DIRECTORS

      The following table sets forth as of February 11, 1994 information with respect to beneficial ownership of the Company's common stock by all directors and nominees, each of the executive officers named in "Executive Compensation" below, all directors and executive officers as a group, and per cent of class.



                                                                  PER CENT
      NAME OF                     AMOUNT AND NATURE OF             OF
     BENEFICIAL OWNER          BENEFICIAL OWNERSHIP (1)          CLASS(2)
     -----------------         --------------------------        ----------
      Stephen D. Bennett                28,445 (3)                    *
      Eugene P. Berg                       435                        *
      C. J. Gauthier                       173                        *
      Edward G. Jordan                   1,000                        *
      Andrew R. Laidlaw                  1,000                        *
      Frank A. LePage                    2,500                        *
      Reynold C. MacDonald              66,301 (4)                   1.1
      Brian W. H. Marsden              141,702 (5)                   2.4
      Julien L. McCall                   1,000                        *
      William P. Sovey                       0                        *
      Richard J. Stefan                 37,723 (6)                    *
      Edward P. Weber, Jr.              30,727 (7)                    *
      Jerry F. Williams                 55,817 (8)                    *
      William R. Wilson                  1,000                        *

      All directors and executive      367,823 (3)(4)(5)(6)(7)(8)    6.3
      officers as a group, 14 persons



*     Less than 1% of class

_________________

(1) As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, beneficial ownership consists of sole voting and investment power.

(2) The shares owned by each person or entity, or by the group, and the shares included in the total number of shares outstanding have been adjusted and the per cent owned has been computed in accordance with Rule 13d-3(d)(1) under the Securities and Exchange Act.

(3) Includes 15,900 shares which are not now owned but could be acquired by exercise of stock options, 6,900 shares which are subject to conditions of forfeiture and restrictions on sale, transfer or other disposition, and 1,984 shares held by the trustee of the Company's Employee Stock Ownership Plan ("ESOP") which are attributable to Mr. Bennett's account.



(4) Includes 16,301 shares held in a trust to which Mr. MacDonald disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(5) Includes 79,300 shares which are not now owned but could be acquired by exercise of stock options, 4,100 shares which are subject to conditions of forfeiture and restrictions on sale, transfer or other disposition, 2,500 shares owned by a family member to which Mr. Marsden disclaims beneficial ownership, and 3,922 shares held by the trustee of the ESOP which are attributable to Mr. Marsden's account.

(6) Includes 21,550 shares which are not now owned but could be acquired by exercise of stock options, 1,600 shares which are subject to conditions of forfeiture and restrictions on sale, transfer or other disposition, 1,865 shares held by the trustee of the Company's Salaried Employees
      Retirement Savings Plan (SERSP) which are attributable to Mr. Stefan's account and 2,483 shares held by the trustee of the ESOP which are attributable to Mr. Stefan's account.

(7) Includes 21,650 shares which are not now owned but could be acquired by exercise of stock options, 2,750 shares which are subject to conditions of forfeiture and restrictions on sale, transfer or other disposition, 100 shares held by family members, and 2,552 shares held by the trustee of the ESOP which are attributable to Mr. Weber's account.

(8) Includes 27,250 shares which are not now owned but could be acquired by exercise of stock options, 3,390 shares which are subject to conditions of forfeiture and restriction on sale, transfer or other disposition, 12,282 shares held by the trustee of the SERSP which are attributable to Mr. Williams' account, and 3,161 shares held by the trustee of the ESOP which are attributable to Mr. Williams' account.


OTHER PRINCIPAL HOLDER OF VOTING SECURITIES



    On March 14, 1994, Harris Trust and Savings Bank, Trustee for the Company's Salaried Employees Retirement Savings Plan, the Company's Employee Stock Ownership Plan, and the Alpha Tube Corporation Employees 401(k) Retirement Plan, held 905,697 shares, or 16.3%, of common stock then outstanding. Shares held by the Trustee on account of each of the participating employees will be voted by the Trustee in accordance with written instructions from the participants and where no instructions are received, the Trustee will vote in accordance with the recommendations set forth by the Board in this proxy statement. In addition, on March 14, 1994 Harris Trust and Savings Bank, as Trustee under the Company's Pension and Retirement Plans Trust ("Trust"), held 207,092 shares, or 3.7%, of common stock then outstanding. Under the terms of the Trust, absent direction from the Company, the Trustee is authorized to exercise voting rights as it deems proper.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent shareowners are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 filed.

    Based solely on the Company's review of the copies of such forms it has received and written 1representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all its officers, directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1993 except that Mr. Stefan was late in filing a Form 4 report.


                           EXECUTIVE COMPENSATION

    The following table sets forth information with respect to the compensation of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers for services in all capacities in the fiscal years 1991, 1992, and 1993.



                                Summary Compensation Table

                                                                 Long Term Compensation
                                                                 ----------------------

                               Annual Compensation                      Awards
                           ---------------------------    ---------------------------------

 Name                                          Other                     Securi-    All
 and                                           Annual     Restricted     ties Un-   Other
 Principal                                     Compen-    Stock          derlying   Compen-
 Position         Year      Salary     Bonus   sation(1)  Award(s)(3)(5) Options    sation(1)(4)
 --------------  -----     --------  --------  ---------  ----------- --------      -----------
 Brian W. H.     1993      $380,000  $228,000             $  34,500      15,000     $44,650
 Marsden         1992      $360,000    - 0 -                  - 0 -      10,000     $68,264
 Chairman and    1991      $320,000  $ 64,300             $ 150,000      32,500
 Chief
 Executive
 Officer

 Stephen D.      1993      $210,000  $ 94,500  $32,812(2)  $ 25,875      10,000     $24,675
 Bennett         1992      $160,000   - 0 -                $107,250       7,000     $25,900
 President and   1991      $135,000  $ 25,000                24,000       7,400
 Chief
 Operating
 Officer

 Richard J.      1993      $135,000  $ 60,800              $ 17,250      4,000      $15,862
 Stefan          1992      $129,000    - 0 -               $  7,375      4,000      $20,636
 Vice            1991      $122,000  $ 18,400              $ 30,000      6,500
 President-
 Employee
 Relations


 Edward P.       1993      $136,000  $ 61,200              $ 17,250      4,000      $15,980
 Weber, Jr.      1992      $130,000    - 0 -   $18,972(2)  $ 11,062      4,000      $20,776
 Vice            1991      $122,000  $ 18,400              $ 30,000      6,500
 President,
 General
 Counsel and
 Secretary


 Jerry F.        1993      $170,000  $ 76,500              $ 20,700      5,000      $19,975
 Williams        1992      $160,000    - 0 -   $16,448(2)  $ 14,750      5,000      $25,564
 Vice            1991      $150,000  $ 22,600              $ 37,800      8,200
 President-
 Finance and
 Administration



(1) In accordance with transitional provisions applicable to the Securities and Exchange Commission's recently expanded rules on executive compensation disclosure in proxy statements, amounts of Other Annual Compensation and All Other Compensation have not been included for fiscal year 1991.



(2) The dollar value of perquisites and other personal benefits for executive officers other than Mr. Bennett was less than the established reporting thresholds. The amount reported for Mr. Bennett includes $20,499 for country club initiation fees and dues which is in excess of 25% of the total perquisites and other personal benefits reported for Mr. Bennett.

    Includes $13,336 and $12,876 for Messrs. Weber and Williams, respectively, for automobile expense. These amounts are in excess of 25% of the total perquisite and other personal benefits reported for the named executive officers.

(3) Values of restricted stock awards are based on the closing price on the date of grant; $17.25 for January 26, 1993, $14.75 for January 22, 1992, $18.50 for June 12, 1992, and $12.00 for January 25, 1991.

    The vesting schedule for stock awards granted on January 26, 1993 is 20% of the shares granted on July 27, 1993, 1994, 1995, 1996 and 1997. The total number of shares granted and the number of shares of each installment follows: Mr. Marsden, 2,000 shares granted in installments of 400 shares each; Mr. Bennett, 1,500 shares granted in installments of 300 shares each; Mr. Stefan, 1,000 shares granted in installments of 200 shares each; Mr. Weber, 1,000 shares granted in installments of 200 shares each; Mr. Williams, 1,200 shares granted in installments of 240 shares each. Dividends are payable on the unvested portion of this stock award.

    The vesting schedule for stock awards granted on January 22, 1992 is 20% of the shares granted on July 23 of 1992, 1993, 1994, 1995 and 1996. The total number of shares granted and the number of shares of each installment follows: Mr. Marsden, none; Mr. Bennett, 1,000 shares granted in installments of 200 shares each; Mr. Stefan, 500 shares granted in installments of 100 shares each; Mr. Weber, 750 shares granted in installments of 150 shares each; Mr. Williams, 1,000 shares granted in installments of 200 shares each. Dividends are payable on the unvested portion of the stock award.

    The vesting schedule for the stock award granted to Mr. Bennett on June 12, 1992 is 1,000 shares on December 13, 1992 through 1996 for a total grant of 5,000 shares.

    The vesting schedule for stock awards granted on January 25, 1991 is 20% of the shares granted on January 25 of 1991, 1992, 1993, 1994 and 1995. The total number of shares granted and the number of shares of each installment follows: Mr. Marsden, 12,500 shares granted in installments of 2,500 shares each; Mr. Bennett, 2,000 shares granted in installments of 400 shares each; Mr. Stefan, 2,500 shares granted in installments of 500 shares each; Mr. Weber, 2,500 shares granted in installments of 500 shares each; Mr. Williams, 3,150 shares granted in installments of 630 shares each. Dividends are payable on the unvested portion of the stock award.

(4) Amounts in this column are Company contributions to the SERSP and ESOP, which are defined contribution plans.

(5) The total number and value of the aggregate unearned restricted stock holdings at December 26, 1993 were as follows: Mr. Marsden, 4,100 shares, value $71,750; Mr. Bennett, 5,400 shares, value $94,500; Mr. Stefan, 1,600 shares, value $28,000; Mr. Weber, 1,750 shares, value $30,625; Mr. Williams, 2,190 shares, value $38,325.


STOCK OPTION GRANTS IN 1993

       The following table sets forth certain information relating to options to purchase common stock granted in the fiscal year 1993 to the five individuals named in the Summary Compensation Table.




                                   Option Grants in Last Fiscal Year (1)

                                                                                     Potential Realizable Value at Assumed
                                                                                     Annual Rate of Stock Price Appreciation
                                        Individual Grants in 1993                    for Option Term(5)
                         ----------------------------------------------------------  -----------------------------------------

                         Number of         Per Cent of
                         Securities        Total Options
                         Underlying        Granted to     Exercise or
                         Options           Employees in   Base Price   Expiration
 Name                    Granted(2)        Fiscal Year(3) Per Share(4) Date                     5%                  10%
- ----------------------   ------------      -------------- ------------ -----------        -------------       ---------------


 All Shareholders(6)                                                                      $ 48,858,267        $123,816,441

 B. W. H. Marsden             15,000           16.9%         $14.50      5/27/03          $    136,785        $    346,639

 S. D. Bennett                10,000           11.3%         $14.50      5/27/03          $     91,190        $    231,093

 R. J. Stefan                  4,000            4.5%         $14.50      5/27/03          $     36,476        $     92,437

 E. P. Weber                   4,000            4.5%         $14.50      5/27/03          $     36,476        $     92,437

 J. F. Williams                5,000            5.6%         $14.50      5/27/03          $     45,595        $    115,546

Named Executive Officers' Gains as                                                             0.709%             0.709%
 a % of All Shareholders' Gains(7)


(1)   Stock Appreciation Rights were not granted during 1993.

(2) All options were granted on May 27, 1993. One-half of the options become exercisable on May 27, 1994 and one-half become exercisable on May 27, 1995 unless the vesting schedule is accelerated to become fully exercisable upon death, retirement, disability or a change in control as defined in the Grant of Stock Option agreement. The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(3)   Based on 88,500 options granted to all employees.

(4) Exercise price is the market value per share on the date of grant, determined by calculating the average of the high and low prices of the common stock on the NASDAQ Over-the-Counter Markets, National Market Issues, as reported in THE WALL STREET JOURNAL for the date of grant.

(5) Total dollar gains based on the assumed annual rates of appreciation shown here and calculated on 5,372,505 outstanding shares - the number of shares outstanding on the date of grant. The dollar amounts in these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission ("SEC") and are NOT intended to forecast future appreciation of the common stock. As an alternative to the assumed potential realizable values stated in the



      5% and 10% Columns, SEC rules would permit stating the present value of such options at the date of grant. Methods of computing present value suggested by different authorities can produce significantly different results. Moreover, since stock options granted by the Company are not transferrable, there is no objective criteria by which any computation of present value can be verified. Consequently, the Company does not believe there is a reliable method of computing the present value of such stock options.

(6) All Shareholders is shown for comparison purposes only. The potential realizable value illustrates the gains all shareholders could realize assuming a hypothetical ten-year option granted at $14.50 per share on May 27, 1993 if the share price of the common stock increases at the assumed annual rates shown in the table. There can be NO assurance that the common stock will perform at the assumed annual rates shown in the table. The Company will neither make nor endorse any predictions as to future stock performance.


(7) This analysis illustrates the proportion of executive officers' gains as a per cent of all shareholders' gains under the above assumptions.


AGGREGATED OPTION EXERCISES IN 1993 AND FISCAL YEAR END OPTION VALUES

      The following table sets forth certain information concerning the exercise of options in 1993 to purchase common stock by the five individuals named in the Summary Compensation Table and the unexercised options to purchase common stock held by such individuals at December 26, 1993.

                                           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                  FISCAL YEAR END OPTION VALUE(1)

                                                                NUMBER OF SECURITIES       VALUE OF UNEXCERCISED IN-
                                      NUMBER OF                 UNDERLYING UNEXERCISED     THE-MONEY OPTIONS AT
                                      SHARES                    OPTIONS AT 12/26/93        12/26/93(2)
                                      ACQUIRED ON  VALUE        ----------------------     ------------------------
            NAME                      EXERCISE     REALIZED     EXERCISABLE UNEXERCISABLE  EXERCISABLE UNEXERCISABLE
            -----------------------   ----------   --------     ----------- -------------  ----------- -------------

            Brian W. H. Marsden        - 0 -       N/A          79,300      20,000         $205,588    $39,375

            Stephen D. Bennett         - 0 -       N/A          15,900      13,500         $ 26,363    $26,250

            Richard J. Stefan          - 0 -       N/A          21,550       6,000         $ 50,544    $10,500

            Edward P. Weber, Jr.       - 0 -       N/A          21,650       6,000         $ 50,544    $10,500

            Jerry F. Williams          - 0 -       N/A          27,250       7,500         $ 63,344    $13,125


(1)   No SAR's have been granted by the Company.

(2) Calculated on the basis of the fair market value of the underlying securities at fiscal year end, $17.125, minus the exercise price. Options granted in 1988, 1989 and 1992 were not in-the-money at fiscal year end.


DEFINED BENEFIT PLAN


AVERAGE ANNUAL
EARNINGS FOR THE 5
HIGHEST 12-MONTH
PERIODS DURING THE
LAST 10 CONSECUTIVE            ESTIMATED ANNUAL PENSION PAYABLE
12-MONTH PERIODS              BASED ON YEARS OF SERVICE INDICATED
- -------------------     ----------------------------------------------

                        15 YEARS     20 YEARS     25 YEARS    30 YEARS
                        --------     --------     --------    --------
    $100,000             14,387      22,262       30,137      38,012

    $150,000             26,199      38,012       49,824      61,637

    $200,000             38,012      53,762       69,512      85,262

    $250,000             49,824      69,512       89,199     108,887

    $300,000             61,637      85,262      108,887     132,512


    $350,000             73,449     101,012      128,574     156,137

    $400,000             85,262     116,762      148,262     179,762

    $450,000             97,074     132,512      167,949     203,387

    $500,000            108,887     148,262      187,637     227,102


      The Company's Salaried Employees' Past Service Pension Plan (the "Past Service Plan") provides for benefits based on years of credited service with Acme Steel Company through December 31, 1981 and average annual earnings for the 5 highest 12-month periods during the 10 consecutive 12-month periods preceding retirement. The Company and Mr. Marsden are parties to the Deferred Compensation Agreement which entitles Mr. Marsden to a supplemental pension benefit equivalent to ten years of additional credited service under the Past Service Plan unless (i) his employment with the Company is terminated for "Cause" (as defined in the Deferred Compensation Agreement) or (ii) he engages in "competitive activity" (as defined in the Deferred Compensation Agreement) for the period and under the circumstances provided in such agreement. Corporate funds, rather than pension trust assets, will be used for payment of these supplemental benefits to Mr. Marsden and any pension benefits payable in excess of the maximum amount permitted under the Code. Mr. Marsden was deemed to have approximately 15 years of credited service as of December 31, 1981, Mr. Williams has approximately 17 years of credited service, and Mr. Stefan has approximately 22 years of credited service. Messrs. Bennett and Weber joined the Company after December 31, 1981 and therefore do not participate in the Past Service Plan.

      The preceding table is based upon retirement at age 65, a pension payable for the life of the retiree only, and a social security offset of $8,798.40 per year. Different benefits under the Past Service Plan may be payable for persons whose employment terminates prior to age 65. For purposes of the table, average annual earnings include salaries and bonuses paid or deferred during the twelve-month period.


      The Past Service Plan provides for a transition pension for salaried employees and certain executive officers who were employed on December 31, 1981 if the benefit attributable to contributions by the Company after December 31, 1981 under the Company's Salaried Employees' Retirement Savings

Plan (the "SERSP ") is less than the benefit which would be attributable under the Past Service Plan to continuous service between January 1, 1982 and the earlier of December 31, 1991 and termination of employment. The amount attributable to such Company contributions is contributions to the SERSP in excess of 6 1/2 percent of the participant's earnings for each calendar quarter (which, in the case of executive officers, are the same for purposes of the SERSP as for purposes of the Past Service Plan) of continuous service from January 1, 1982 until the earlier of December 31, 1991 and termination of employment, together with amounts which would have been earned had such contributions been invested and reinvested in the Diversified Investment Fund provided for in the SERSP. Future performance of the Diversified Investment Fund and the earnings of participants during the 10 years preceding retirement will determine whether or not any transition pension will be payable.

      Unless a participant becomes entitled to a transition pension as described in the preceding paragraph, years of credited service after December 31, 1981 will have no effect on any estimated annual pension payable pursuant to the Past Service Plan.

CHANGE IN CONTROL ARRANGEMENTS

      On May 25, 1992, the Board adopted the Key Executive Severance Pay Plan (the "Plan") from Acme Steel Company and designated the executive officers of the Company and certain other individuals as participants. A participant may be entitled to severance benefits under this Plan if there is a termination of his employment without cause at any time within three years after a Change in Control of the Company (as defined in the Plan). In addition, following a Change in Control a participant may elect to terminate his employment without loss of severance benefits in certain specified contingencies, including termination of the participant's position as an officer or director; a good faith determination by the participant that as a result of the Change in Control, he is unable to carry out the authorities, powers, functions or duties attached to his position; a significant adverse change in his position, duties or compensation; the failure of a successor to assume the Company's obligations under the Plan; excessive travel requirements or the substantial relocation of his place of work; or, the reorganization, dissolution, liquidation, consolidation or merger of the Company or the sale of a significant portion of its assets.

      Under the Plan, a Change in Control is deemed to have occurred if (i) the Company is merged or reorganized into or with, or sells all or substantially all of its assets to, another company in a transaction in which former shareholders of the Company own less than 75 per cent of the outstanding securities of the surviving or acquiring company after the transaction, (ii) a filing is made with the Securities and Exchange Commission disclosing the beneficial ownership by any person or group of 25 per cent or more of the voting power of the Company, (iii) during any period of two consecutive years individuals who were directors at the beginning of such period cease to constitute a majority of the Board without the approval of two-thirds of the remaining Board members, (iv) the shareholders of the Company approve a plan or proposal for the liquidation or dissolution of the Company, or (v) any other event, or events, which the Board shall determine to be a Change in Control.

      A participant who is terminated with rights to severance compensation under this Plan will be entitled to receive in respect of the "Severance Period" (as defined in the Plan), in lieu of further salary payments to the participant, the following: (i) a sum equal to (a) three times the participant's highest annual aggregate base salary in effect at any time within five years prior to the date the "Notice of Termination of Employment" (as defined in the Plan) is given, plus (b) an amount equal to the average compensation paid in the two calendar years prior to the date said Notice is given to the participant under the EIC Plan, or any successor plan (provided, however, the participant may elect to receive said sums in thirty-six (36) equal monthly payments, including interest, after the date of said Notice);
(ii) for a period of thirty-six (36) months following the date of "Termination of Employment" (as defined in the

Plan), or until a participant's death, if earlier, life, health and accident insurance benefits and other executive benefits the participant was receiving immediately prior to the date of Termination of Employment; (iii) all benefits to which the participant is entitled as a participant under the Salaried Employees' Past Service Pension Plan, the Salaried Employees Retirement Savings Plan or other plan or agreement relating to retirement benefits; and,
(iv) all legal fees and expenses incurred by a participant, if any, as a result of such Termination of Employment or enforcing any right or benefit under the Plan. A letter of credit has been obtained by the Company for the purpose of securing the payment of such legal fees and expenses.

      The net amount payable to any participant under the Plan, taking into account payments under Other Plans, (as defined in the Plan) as appropriate, may not exceed 2.99 times the participant's "base amount" (as defined in Section 280G of the Code), which, generally, is the average of the participant's taxable annual income received from the Company during the five-year period preceding the Change in Control, to avoid the special tax rules applicable to "excess parachute payments" under federal income tax legislation enacted in 1984.

      To protect both the Company and any participant, if the severance compensation under the Plan, either alone or together with other payments to a participant, would constitute "excess parachute payments", as defined in
Section 280G of the Code, such severance compensation payment would be reduced to the largest amount as would result in no portion of such payments being disallowed as deductions to the Company under Section 280G of the Code and no portion of such payments subjecting a participant to the excise tax imposed by
Section 4999 of the Code. The determination of such reductions will be made, in good faith, by the Company's independent accountants and will be conclusively binding upon the Company and such participant.


           COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      This report is submitted by the Compensation Committee of the Board of Directors to provide the shareholders with an understanding of the Company's executive compensation program.

THE COMMITTEE

      The Committee is composed of six independent non-employee members of the Board. It is the Committee's responsibility to develop and review the total compensation paid to all executive officers of the Company and its subsidiaries. Annually, it receives recommendations from management and reviews those recommendations with professional outside compensation consultants prior to recommending compensation programs and levels to the full Board. The Committee held 3 meetings in 1993. No Committee members have interlocking relationships as defined by the Securities and Exchange Commission.

COMPENSATION POLICIES AND OBJECTIVES

      The Company's compensation philosophy is to reward its key executives in line with median levels for similar positions in comparable metals or manufacturing industries, with individual base salaries reflecting their scope of responsibilities, impact on Company performance, experience, and proficiency in their position. As such, the Committee's principal objective in developing compensation opportunities is to support this philosophy and the Company's objective of increasing shareholder returns. To achieve these goals, the Committee believes it necessary:

      - To attract, develop, retain and reward those executives who complement the Company's shareholder interest objective in accordance with the Company's compensation philosophy.

      - To provide short-term incentive bonus opportunities based on corporate performance measures evaluated from the annual business plan proactively approved by the Board, the Committee recommends to the Board which performance criteria (e.g., ROE, ROI, cash flow, operating or sales performance measures, safety or quality performances, etc.), which may change from year to year, shall be used to assess performance and threshold, target and maximum bonus levels are assigned.

      - To provide long-term incentive opportunities in the form of options and awards of shares of common stock via a plan which was approved by the shareholders in 1986 and which is designed to align the interests of the executives with those of the shareholders.

COMPENSATION PROGRAM COMPONENTS

      The particular elements of the compensation program for executive officers are outlined below.

BASE SALARY -- Base salary opportunities are principally established at the median level of salaries in a peer group of public corporations wherein the Company competes for talent. Annual salary adjustments are recommended by the Committee to the Board based on the individual's performance against annual objectives, the individual's position within the assigned salary range, the Company's financial results, and peer group increase projections.

ANNUAL INCENTIVE COMPENSATION -- Prior to the beginning of each year, the Committee adopts, subject to ratification by the Board, the Executive Incentive Compensation Plan ("EIC") objectives for that year, designates the participants to one of five groups having varying ranges of incentive compensation opportunities, and determines how incentive payments will be calculated. The maximum incentive compensation opportunity for any individual is sixty percent of his base salary for the year in question. In 1993, the corporate performance criteria was Return on Equity. The maximum Return on Equity level was achieved and each executive officer earned the maximum EIC payment for the group to which the executive was assigned. Payments in future years will be dependent upon the Company achieving, or exceeding, the performance criteria established in those years.

LONG-TERM INCENTIVE COMPENSATION -- The Company's 1986 Stock Incentive Program (the "Program") is designed to furnish long-term incentives to executive officers and other key corporate employees to improve corporate profits and shareholder value by providing such persons opportunities to acquire shares of common stock pursuant to the grant of stock awards, stock options, stock appreciation rights and/or to receive monetary payments upon terms and conditions adopted by the Committee and ratified by the Board. Stock awards are generally granted with an earnout period of 5 years in installments of twenty per cent per year in amounts determined by the Committee. The Committee believes this approach to long-term opportunities fosters shareholder value over the long term, since the realization of increased benefit to the executive is based solely on stock price appreciation. Stock options are granted for a term of 10 years, currently vest over a two-year period (one-half each year), and are granted with an exercise price equal to the market price on the date of grant as defined in the Program. Stock appreciation rights may be granted in connection with grants of stock options ("Companion Option"). Generally stock appreciation rights relate to the same number of shares of common stock covered by the Companion

Option and are subject to the same conditions relating to the Companion Option, except for such additional limitations as may be required by the Program or by the Board. The Committee recommends to the Board those individuals who will participate annually and the Committee may amend or discontinue the Program at any time, subject to ratification by the Board.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

      The Chairman and Chief Executive Officer's compensation is also reviewed annually and is compared to other chief executive officers of public corporations, similar in size and character to the Company, by an independent, professional consulting firm. In determining the Chief Executive Officer's salary adjustment in 1993, the Committee took into account the Company's financial performance as compared to other similarly situated companies, his individual contributions and increased responsibilities. The Committee is also influenced by the CEO's experience within the steel industry, his representation of the Company within the industry, and his stature within industry organizations. The Committee believes that it is important to compensate the CEO at an appropriate level within the salary range of his peers in similar businesses of equivalent size and complexity. The Chief Executive's annual base salary was increased to $380,000 in 1993, from $360,000 in 1992.

      In 1993 the Chief Executive Officer was granted options to purchase 15,000 shares of common stock at $14.50 per share and in 1992 was granted options to purchase 10,000 shares of common stock at $18.75 per share.

LIMITATIONS ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION

      In 1993, the Internal Revenue Code was amended (I.R.C. Section162(m)) to impose a new limitation, beginning in 1994, on a corporation's ability to deduct compensation in excess of $1,000,000 paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company ("Covered Executives"). Generally, amounts paid to Covered Executives in excess of the $1,000,000 limitation are not deductible by the Company, unless such compensation qualifies under I.R.C. Section162(m) and the regulations proposed thereunder, as performance-based compensation. In order to be qualified as performance-based compensation under I.R.C Section162(m), among other requirements, the compensation plans must be approved by the Company's shareholders.

      The Committee has amended the Company's executive compensation plans in a manner which it believes will qualify certain components of its executive compensation program (1994 Executive Incentive Compensation Plan and 1994 Stock Incentive Program) as performance-based compensation and these are being submitted to the shareholders for approval at this year's Annual Meeting of Shareholders.

SUMMARY

      The Committee believes that the total executive compensation program of the Company is competitive with compensation programs provided by other corporations with which the Company competes. Further, the annual EIC Plan and long-term Program are directly linked to both the annual financial and operational results of the Company as well as the toward the long-term growth of shareholders' value of the Company's shareholders.


      SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:
FRANK A. LEPAGE, CHAIRMAN, EUGENE P. BERG, C. J. GAUTHIER, JULIEN L. MCCALL, WILLIAM R. WILSON.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During fiscal 1993 the Compensation Committee of the Board was comprised of the following non-employee directors: C. J. Gauthier, Andrew R. Laidlaw, Julien L. McCall, Frank A. LePage (Chairman), William R. Wilson.

      Mr. Laidlaw is a partner in the law firm of Seyfarth, Shaw, Fairweather & Geraldson which provided $101,973 in legal services to the Company. Mr. Laidlaw resigned as a member of the Compensation Committee effective January 27, 1994. Mr. LePage is a director of Parker-Hannifin Corporation to which a subsidiary of the Company sold tubing in the amount of $1,800,692. Mr. Wilson is a director of Columbia Gas System, Inc. from which the Company made purchases of $79,906 for natural gas.


                   TRANSACTIONS WITH MANAGEMENT AND OTHERS

      In the fiscal year 1993, the Company and its subsidiaries made sales to and purchases from corporations (including subsidiaries), certain executive officers and directors of which are also directors of the Company, as follows:
Messrs. MacDonald and Jordan are directors of The ARA Group, Inc. from which the Company made purchases of $167,527 for food services; Mr. Laidlaw is a partner in the law firm of Seyfarth, Shaw, Fairweather and Geraldson to which for the Company paid $101,973 for professional services on behalf of the Company; Mr. LePage is a director of Parker-Hannifin Corporation to which the Company made sales of $1,800,692 for tubing; Mr. Wilson is a director of Columbia Gas System, Inc. from which the Company made purchases of $76,906 for natural gas. There were also sales to one other company which did not exceed $60,000. All transactions were in the ordinary course of business, at competitive prices and terms and at arm's length. In the opinion of management, the amounts involved have, in no case, been material in relation to the business of the Company or, to the knowledge and belief of management of the Company, to the business of the other organizations or to the individuals concerned.

                              PERFORMANCE GRAPH

      The performance graph below provides an indicator of the cumulative total shareholder returns for the Company for a five-year period (December 31, 1988 through December 31, 1993) as compared with the cumulative total return of the Russell 2000 Index of companies and a group of peer companies.


               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                 ACME METALS INCORPORATED, RUSSELL 2000** AND
                           VALUE LINE PEER GROUP***




            The Performance Graph is being filed under Form SE in paper format.



* Assumes $100 invested on December 31, 1988 in common stock, Russell 2000, and Value Line Peer Group of companies and assumes the reinvestment of dividends on a quarterly basis.

** The Russell 2000 Index consists of 2,000 companies with a range of capitalization comparable to the Company.

*** The Value Line Peer Group is a group of integrated steel companies selected from the Value Line Investment Survey - Steel Group (integrated), and consists of Armco, Inc., Bethlehem Steel Company, Dofasco, Inc., Inland Steel Industries, Inc., Stelco, Inc. and Wheeling-Pittsburgh Corporation. These companies are engaged in substantially the same industry as and subject to the same market influences as the Company.

             RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
                               (PROPOSAL NO. 2)

      The Board, acting upon the recommendation of its Audit Review Committee, on November 22, 1993, appointed Price Waterhouse as independent accountants for the Company for the fiscal year ending December 25, 1994.

      The appointment of Price Waterhouse as independent accountants for the Company for the fiscal year 1994 is conditioned upon the ratification of such appointment at the Annual Meeting. In the event such appointment is not so approved, the Board will reconsider its selection of independent accountants. A representative of Price Waterhouse will be present at the meeting and available to respond to questions and will have an opportunity to make a statement if he so desires.


     THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE AS INDEPENDENT ACCOUNTANTS WHICH IS PRESENTED AS PROPOSAL NO. 2.


                        1994 STOCK INCENTIVE PROGRAM
                              (PROPOSAL NO. 3)

GENERAL

      The Compensation Committee of the Board of Directors has, subject to shareholder approval, adopted the Acme Metals Incorporated 1994 Stock Incentive Program (the "Stock Incentive Program"), which provides for the grant of stock-based incentives to officers and key employees of the Company. The Stock Incentive Program shall, subject to shareholder approval, become effective April 28, 1994. The purpose of the Stock Incentive Program is to attract and retain outstanding individuals as officers and employees of the Company and to furnish incentives to such persons to increase profits. An aggregate of 550,000 shares of common stock are reserved for issuance under the Stock Incentive Program, subject to adjustment under certain circumstances. Such shares may be originally issued shares, treasury shares or a combination thereof. The number of shares permitted to be issued as Stock Awards (as described below) is limited to 150,000. No benefit shall be granted pursuant to the Stock Incentive Program more than ten years after the date of stockholder approval thereof. On March 14, 1994, the average of the high and low prices of the common stock as reported on the NASDAQ Over-the-Counter National Markets Issues was $24.625.

ADMINISTRATION

      The Stock Incentive Program shall be administered by the Compensation Committee of the Board (the "Committee"), or any successor thereof consisting of at least three directors who are "disinterested persons" as defined in Rule 16b-3 ("Rule 16b-3") as promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") and/or "outside directors" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

PARTICIPANTS IN THE PROGRAM

      Participants in the Stock Incentive Program shall include such officers and key employees of the Company as the Committee in its sole discretion may designate. The Committee will consider such factors as it deems pertinent in selecting participants from time to time and in determining the type and amount of their benefits. The maximum number of Stock Options (as described below) and/or Appreciation Rights (as described below) which may be awarded to any individual in any three-year period during the term of the Stock Incentive Program shall not exceed 75,000 shares and/or rights. It is currently anticipated that approximately 55 employees may initially be eligible to be considered for participation in the Stock Incentive Program.

BENEFITS AVAILABLE UNDER THE PROGRAM

      Benefits may be granted under the Stock Incentive Program in any one or a combination of (i) stock options, (ii) stock appreciation rights or (iii) stock awards. In addition, shares of restricted stock may be granted if a Restricted Stock Purchase Plan is subsequently adopted by the Committee under the Stock Incentive Program.

      Options to purchase common stock ("Stock Options") may be granted to participants from time to time under the Stock Incentive Program. The
Committee shall specify whether any option is an incentive stock option described in Code Section 422. Options that are not incentive stock options are referred to as nonstatutory options. All stock options shall have an exercise price not less than the market value of the common stock on the date of grant, and none shall be exercisable more than ten years after the date of grant. Payment for shares received upon exercise of a Stock Option may be made in cash, by the transfer to the Company of shares of common stock having a value equal to the exercise price or by a combination of such methods.

      The Committee may from time to time authorize the grant of stock appreciation rights ("Appreciation Rights") in connection with the grant of any nonstatutory option under the Stock Incentive Program. An Appreciation Right shall be a right of the option holder, exercisable by surrender of the related option, to receive from the Company at the time of exercise an amount determined by the Committee and expressed as a percentage (not exceeding 100%) of the difference between the market value of the related common stock and the option exercise price. Appreciation Rights shall be exercisable only when the related Stock Option is exercisable. Exercise of a Stock Option shall result in the immediate surrender of any related Appreciation Right. Upon exercise, an Appreciation Right may be paid by the Company in cash, in shares of common stock or in a combination thereof.


      The Committee may from time to time grant participants the right to receive from the Company a specified number of shares of common stock, without payment of monetary consideration by the participant ("Stock Awards"). Any such grant may be accompanied by a cash award payable at such times and in such amounts (not exceeding 100% of the compensation income recognized by the participant for tax purposes by reason of such grant) as the Committee shall determine. During any period of forfeiture Participants will be treated as the owner of such shares of common stock and entitled, among other rights, to voting rights and all dividends declared with respect to such common stock.

      The Committee is authorized to adopt a Restricted Stock Purchase Plan providing for the transfer of shares of common stock to participants in the Stock Incentive Program at prices below the current market value of such shares at the time of transfer. Any such transfer shall be made in consideration for services to the Company and only on terms which subject the participant's interest in such shares to a "substantial risk of forfeiture" as provided under Section 83 of the Internal Revenue Code.

      Any grant of benefits under the Stock Incentive Program may also be subject to any other provisions the Committee deems appropriate, including without limitation, vesting and forfeiture provisions (including the lapse or acceleration thereof), restrictions on resale or other disposition and conditions appropriate to comply with securities laws and stock exchange requirements. Benefits granted under, and the total number of shares reserved for issuance under, the Stock Incentive Program shall be adjusted for certain events (such as a stock split or combination), and the Committee may authorize the issuance or assumption of benefits in connection with certain Company transactions.

      The foregoing description is qualified in its entirety by reference to the complete terms of the Stock Incentive Program, a copy of which is attached as Exhibit A to this Proxy Statement.

FEDERAL INCOME TAX CONSEQUENCES

      The following discussion is intended to be a brief summary of the principal federal income tax consequences of participation in the Stock Incentive Program to participants and the Company. It is not intended to be tax advice to any participant. Participants should consult their own tax advisor as to the federal, state and local tax consequences of participation in the Stock Incentive Program.

      The discussion assumes any participant who receives stock under the Stock Incentive Program subject to any restriction or vesting (including a limitation under the short-swing profit rules of Section 16(b)) that constitutes a "substantial risk of forfeiture" within the meaning of Code
Section 83, files a timely Section 83(b) election with the Internal Revenue Service (within 30 days of the date on which he becomes entitled to receive such stock).

      NONSTATUTORY STOCK OPTIONS. A participant will recognize no income or gain (and the Company will be entitled to no deduction) on the receipt of a non-statutory option (i.e., an option that does not qualify as an incentive stock option) under the Stock Incentive Program. When the participant exercises the option, he will recognize ordinary compensation income equal to the spread between the fair market value of the stock received (generally determined on the date of exercise) and the exercise price of the option. The Company should generally be entitled to a deduction in computing its income equal to the amount of compensation income recognized by the participant.

      If the participant later sells the stock, any gain or loss should generally be capital gain or loss (long-term or short-term depending on the participant's holding period for the stock). The Company will not be entitled to any further deduction when the participant sells the stock.

      INCENTIVE STOCK OPTIONS. A participant will recognize no income or gain (and the Company will be entitled to no deduction) on the receipt or exercise of an incentive stock option under the program. However the spread between the fair market value of the stock received (generally determined on the date of exercise) and the exercise price of the option will be a preference item for purposes of the alternative minimum tax.

      Provided the participant holds the stock received on exercise more than one year from the date of exercise of the option and two years from the date of grant of the option (the "required holding periods"), the participant will recognize long-term capital gain or loss on the sale of the stock equal to the difference between the sales price and the exercise price of the option. In such case, the Company will not be entitled to any deduction with respect to the participant's exercise of option or sale of the stock received on exercise.

      If the participant sells the stock prior to the expiration of the required holding periods, he will generally recognize ordinary compensation income (at the time of such sale) equal to the lesser of (i) the excess of the fair market value of the stock received (generally measured on the date of exercise) over the exercise price, or (ii) the excess of the sales proceeds over the exercise price. Any additional gain or loss will be capital gain or loss (long-term or short-term depending on the participant's holding period for the stock). In such case, the Company will generally be entitled to a deduction (at the time of such sale) equal to the amount of compensation income recognized by the participant.

      STOCK APPRECIATION RIGHTS. A participant will recognize no income or gain (and the Company will be entitled to no deduction) on the receipt of an Appreciation Right under the program. When the participant exercises the right, he will recognize ordinary compensation income equal to any cash received plus the fair market value of any stock received (generally determined on the date of exercise). The Company should generally be entitled to a deduction in computing its income equal to the amount of compensation income recognized by the participant.

      STOCK AWARDS. A participant who receives a Stock Award will recognize ordinary compensation income equal to the fair market value of the stock received (generally determined on the date such stock is received). Subject to the limitations of Code Section 162(m) as discussed below, the Company should generally be entitled to a deduction in computing its income equal to the amount of compensation income recognized by the participant.

      RESTRICTED STOCK PURCHASE PLAN. If the Committee adopts a restricted stock purchase plan under the Stock Incentive Program, a participant who purchases stock will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock purchased (generally determined on the date such stock is purchased) over the purchase price paid for such stock. Subject to the limitations of Code Section 162(m) as discussed below, the Company should generally be entitled to a deduction in computing its income equal to the amount of compensation income recognized by the participant.

      NEW CODE SECTION 162(m). New Code Section 162(m) (adopted in August 1993) generally provides, with certain exceptions, a publicly held company may not deduct compensation paid to a "covered executive" in excess of $1 million per year. (Such compensation remains taxable to the recipient as ordinary compensation income notwithstanding that the company may receive no deduction.) For this purpose, "covered executive" means the company's chief executive officer as of the end of the taxable year and the company's other four highest compensated executives, employed by the company on the last day of the year, whose compensation is required to be disclosed to shareholders in the company's annual proxy statement.

      There is an exception to Code Section 162(m)'s $1 million deduction limitation for certain performance-based compensation. In general, performance-based compensation is compensation based on a pre-established objective performance formula which meets certain outside director and shareholder approval requirements.

      The Company believes the non-statutory options, incentive stock options, and stock appreciation rights under the Stock Incentive Program will qualify as performance-based compensation. However, there are a number of ambiguities under Code Section 162(m) and recently released proposed Treasury regulations interpreting its provisions which have not been resolved. As a result, there can be no assurances the Internal Revenue Service will agree with the Company's interpretations.

APPROVAL REQUIRED

      The affirmative vote of a majority of the votes cast by the holders of the shares of common stock represented at the meeting is required for approval of the Stock Incentive Program. Such approval is required for the Stock Incentive Program to be qualified under Rule 16b-3, which will exempt certain grants of benefits under the program from the liability provisions of Section 16(b) of the Exchange Act.

Shareholder approval is also a condition to the performance-based compensation exception to Code Section 162(m) as described above.

      THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE STOCK INCENTIVE PROGRAM WHICH IS PRESENTED AS PROPOSAL NO. 3.


                 1994 EXECUTIVE INCENTIVE COMPENSATION PLAN
                              (PROPOSAL NO. 4)

GENERAL

      The Compensation Committee of the Board of Directors has adopted, subject to shareholder approval, the Acme Metals Incorporated 1994 Executive Incentive Compensation Plan (the "Compensation Plan"), which provides for the grant of annual cash incentive compensation payments to officers and key salaried employees of the Company. The purpose of the Compensation Plan is to award officers and key salaried employees who contribute in a substantial manner to the achievement of objectives and goals established by the Board which contribute to the success of the Company, and to provide an incentive to such persons to continue to contribute their best efforts to promote the success of the Company.

ADMINISTRATION

      The Compensation Plan shall be administered by the Compensation Committee of the Board (the "Committee") consisting of persons who are "disinterested persons" as defined in Rule 16b-3 and/or "outside directors" as defined in Code Section 162(m).

PARTICIPANTS IN THE PLAN

      Participants in the Compensation Plan shall include the Chief Executive Officer of the Company and such other officers and key salaried employees as the Committee in its sole discretion may designate. It is currently anticipated that approximately 80 employees may initially be eligible to be considered for participation in the Compensation Plan.

BENEFITS AVAILABLE UNDER THE PLAN

      Participants in the Compensation Plan for any fiscal year (other than the Chief Executive Officer) shall be identified and assigned by the Committee to one of four incentive groups, labeled as Groups A, B, C and D. Prior to the beginning of each fiscal year, the Committee shall, for such year, determine whether the computation of incentive payments under the Compensation Plan for the year shall be based upon one or more or the following measures of Company performance (the "Performance Measures"): (i) the net after-tax earnings for the year; (ii) the return on average equity for the year; (iii) the increase in shareholder value experienced during the year; (iv) the cash flow during the year; (v) the return on average investment for the year; or
(vi) a combination of any of the foregoing. Prior to the beginning of each fiscal year, the Committee shall, for such year, determine the minimum, target and maximum performance goals to be achieved by the Company in respect of the Performance Measure(s) selected by the Committee for such year. In establishing the annual goals, the Committee shall take into consideration the Company's profit plan objectives for the year, the Company's long-term strategic plan, the Company's historical performance, the projected and historical performance of selected companies in like industries, the short- and long-term economic forecasts and such other factors as the Committee shall consider relevant.

      Increase in shareholder value for a year shall be determined according to a formula, determined by the Committee prior to the year in question, utilizing one or more of the following factors, either standing alone or as compared to competitors or other entities: (i) net after-tax earnings per share, calculated in accordance with generally accepted accounting principles; (ii) trading price of the common stock coupled with dividends paid; (iii) book value per share, calculated in accordance with generally accepted accounting principles; and (iv) other factors, which could include market share, decrease in leverage, or improvements in productivity, calculated pursuant to an objective formula.

      An incentive compensation fund shall be established for each participant at the end of each fiscal year, the amount of which shall be calculated by multiplying the participant's base salary by the appropriate percentage specified below, which will depend upon whether the minimum, target, or maximum performance goal for the selected Performance Measure(s) was achieved by the Company during the year:


INCENTIVE GROUP                    MAXIMUM         TARGET       MINIMUM
- -----------------------------      -------         ------       -------
Chief Executive Officer              60.0%          40.0%         20.0%

Group A                              45.0%          30.0%         15.0%

Group B                              37.5%          25.0%         12.5%

Group C                              30.0%          20.0%         10.0%

Group D                              22.5%          15.0%          7.5%



Base salary under the Compensation Plan shall mean, for the Chief Executive Officer and Group A participants, the regular salary in effect for such participant prior to the first day of the year in question and, for the Group B, C and D participants, the regular salary actually paid to such participant during the year in question. If the Company's results for a year fall between the minimum performance goal and maximum performance goal for the applicable Performance Measure(s), the percentages specified above shall be adjusted by linear interpolation, based upon the differences between the actual results and the maximum, target and minimum goals.

      Awards for any year to participants in the Chief Executive Officer and Group A designations, as a percentage of base salary, may not exceed the maximum percentage specified above for such group. Such awards may, however, be reduced or eliminated for any such individual participant in such manner or amount as the Committee in its sole discretion may determine. Awards for any year for participants in the Group B, Group C and Group D designations may be adjusted up or down by the Committee by as much as 25% of the amount otherwise calculated as described above for such participant, based upon a personal performance determination made by management as to such participant's performance during the year.

      Awards under the Compensation Plan may, at the Committee's discretion, be transferred to an account of the participant under the Deferred Compensation Plan of the Company. The Compensation

Plan also provides for certain adjustments to be made in the event a participant ceases to be an employee during a year or a participant is promoted, demoted or otherwise changes employment status.

      The foregoing description is qualified in its entirety by reference to the complete terms of the Compensation Plan, a copy of which is attached as Exhibit B to this Proxy Statement.

FEDERAL INCOME TAX CONSEQUENCES

      The following discussion is intended to be a brief summary of the principal federal income tax consequences of participation in the Compensation Plan to participants and the Company. It is not intended to be tax advice to any participant. Participants should consult their own tax advisor as to the federal, state and local tax consequences of participation in the Program.

      A participant who receives incentive compensation under the Compensation Plan will recognize ordinary compensation income equal to the amount of such incentive compensation. Subject to the limitations of Code Section 162(m) as discussed below, the Company should generally be entitled to a deduction in computing its income equal to the amount of compensation income recognized by the participant. This assumes that no amounts payable under the Compensation Plan are deferred in connection with the Company's Deferred Compensation Plan.

      New Code Section 162(m) (adopted in August 1993) generally provides, with certain exceptions, a publicly held company may not deduct compensation paid to a "covered executive" in excess of $1 million per year. (Such compensation remains taxable to the recipient as ordinary compensation income notwithstanding that the Company may receive no deduction.) For this purpose, "covered executive" means the company's chief executive officer as of the end of the taxable year and the Company's four highest compensated executives, employed by the company on the last day of the year, whose compensation is required to be disclosed to shareholders in the company's annual proxy statement.

      There is an exception to Code Section 162(m)'s $1 million deduction limitation for certain performance-based compensation. In general, performance-based compensation is compensation based on a pre-established objective performance formula which meets certain outside director and shareholder approval requirements.

      The Company believes that incentive payments under the Compensation Plan with respect to the Company's Chief Executive Officer and Group A participants will qualify as performance-based compensation. However, there are a number of ambiguities under Code Section 162(m) and recently released proposed Treasury regulations interpreting its provisions which have not been resolved. As a result, there can be no assurances the Internal Revenue Service will agree with the Company's interpretations.

APPROVAL REQUIRED

      The affirmative vote of a majority of the votes cast by the holders of the shares of common stock represented at the meeting is required for approval of the Compensation Plan. Shareholder approval is a condition to the performance-based compensation exception to Code Section 162(m) as described above.

      THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE COMPENSATION PLAN WHICH IS PRESENTED AS PROPOSAL NO. 4.

      The solicitation of proxies in the form which accompanies this proxy statement is made on behalf of the Board of the Company. Proxies in such form will confer discretionary authority with respect to any other matters which may properly be brought before the meeting.

      The Annual Meeting of Shareholders will be held for the transaction of business described above and for the transaction of such other business as may properly come before the meeting. At the date of this proxy statement, the only business which management intends to present, or knows that others will present, is that described in this proxy statement. If other matters properly come before the meeting, the Proxies, in their discretion, are authorized to vote upon such other business as may properly come before the meeting.

      By order of the Board.

                                            /s/ Edward P. Weber, Jr.


                                       Edward P. Weber, Jr.
                                       Secretary



Dated:  March 29, 1994

ADMISSION

If you plan to attend the meeting and are a shareholder of record, please check your proxy card in the space provided for that purpose. We will not be issuing admission cards, but checking the box will pre-register you for the meeting. If you plan to attend the meeting and your shares are held in the name of a broker or other nominee, please bring a proxy or letter from them to the meeting to confirm your ownership of shares.


LOCATION

Harris Trust and Savings Bank is located at 111 West Monroe, Chicago, Illinois between Clark and LaSalle. The telephone number of the main bank is 312-461-2121.

    -  Enter the bank at the 115 South LaSalle entrance.

    -  Take the escalators to the 3rd floor.

    - Take an elevator (located to the right of the escalator) to the 8th floor Auditorium.

Public parking is available at a garage at Wells and Monroe Street, one block west of the bank.

                                                                     Exhibit A


                           ACME METALS INCORPORATED
                        1994 STOCK INCENTIVE PROGRAM


1.    PURPOSE

      The purpose of the Acme Metals Incorporated 1994 Stock Incentive Program (the "Program") is to attract and retain outstanding individuals as officers and employees of Acme Metals Incorporated and its subsidiaries (the "Company") and to furnish incentives to such persons to increase profits by providing such persons opportunities to acquire shares of the Company's common stock, $1 par value ("Common Stock"), or to receive monetary payments, or both, on advantageous terms as herein provided.

2.    DEFINITIONS

      As used in the Program,

      (a) The term "Appreciation Right" means a right granted pursuant to Paragraph 8 of the Program.

      (b) The term "Disinterested Persons" means persons who are "disinterested persons" as that term is defined in Rule 16b-3, under Section 16 of the Securities Exchange Act of 1934, as amended; and/or, as "outside directors" under Section 162(m) of the Code and Regulations promulgated thereunder.

      (c) The term "Board" means those members of the Board of Directors of the Company who are Disinterested Persons.

      (d) The term "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

      (e) The term "Committee" means the Compensation Committee of the Board, or any successor thereof, consisting of at least three persons, all of whom are directors of the Company and all of whom are Disinterested Persons selected by the Board to administer the Program and serving at the pleasure of the Board.

      (f) The term "Date of Grant" means that date specified by the Committee on which a grant of a Stock Option or Appreciation Right or a grant of a Stock Award shall become effective (which date shall not be earlier than the date on which the Committee takes action with respect thereto).

      (g) "Employee" shall mean any person, including an officer, who is employed by the Company on a full-time basis and is compensated for such employment by a regular salary.

      (h) With respect to the grant of Stock Options and Appreciation Rights, "Market Value per Share" means as to each share the average of the high and low prices of the Common Stock on that date (or, if there are no sales on that date, on the last preceding date on which there was a reported sale) on the NASDAQ Over-the-Counter Markets, National Market Issues, or The New York Stock Exchange Composite Transactions, as reported in THE WALL STREET JOURNAL (corrected for reporting errors), whichever is applicable upon such date.

      (i) The term "Participant" means an Employee to whom a Benefit has been granted or awarded.

      (j) The term "Optionee" means the optionee named in an agreement evidencing an outstanding Stock Option.

      (k) The term "Option Right" means the right to purchase one share of Common Stock upon exercise of a Stock Option granted pursuant to Paragraph 7 of the Program.

      (l) The term "Spread" means the excess of the Market Value Per Share of Common Stock on the date when an Appreciation Right is exercised or deemed to be exercised over the option price provided for in the related Option Right.

      (m) The term "Stock Award" means an award of shares of Common Stock (and accompanying cash award, if any) granted pursuant to Paragraph 9 of the Program as to which any condition imposed thereon has not been fulfilled or any limitation or restriction imposed thereon has not lapsed.

      (n) The term "Stock Option" means an option to purchase Common Stock granted pursuant to Paragraph 7 of the Program.

      (o) The term "Benefit" means the granting of an Appreciation Right, Option Right, Stock Option, Stock Award, Restricted Stock or other opportunities to acquire shares of Common Stock, or to receive monetary payments, or both, on advantageous terms under the Program.

      (p) The term "Subsidiary" means any corporation or other legal entity, domestic or foreign, more than 50% of the voting securities of which is owned or controlled, directly or indirectly, by the Company.

      (q) The term "Restricted Stock" means an award of shares of Common Stock granted pursuant to Paragraph 10 of the Program.

      (r)   The term "Year" means the fiscal year of the Company.


3.    ADMINISTRATION

      The Program shall be administered by the Committee; and the actions of the Committee taken pursuant to the Program shall be subject to ratification by the Board. No director eligible to receive Benefits shall vote upon the granting of Benefits to himself.

      The maximum number of Stock Options and/or Appreciation Rights which may be awarded to any individual Participant in any three (3) year period during the term of the Program, shall not exceed 75,000 options and/or rights.

4.    PARTICIPANTS

      Participants in the Program consist of such officers or key employees of the Company as the Committee in its sole discretion may designate from time to time to receive Benefits hereunder. The Committee's designation of a Participant in any year shall not require the Committee to designate such persons to receive a Benefit in any other year, or, if so designated, to receive the same type or amount of Benefit as in any other year, or as may be received by any other Participant in any year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Benefits, including without limitation (i) the financial condition of the Company; (ii) anticipated profits for the current or future years; (iii) contributions of Participants to the profitability and development of the Company; (iv) the adequacy of the other compensation of Participants.

5.    TYPE OF BENEFITS

      Benefits under the Program may be granted in any one or a combination of
      (a) Stock Options, (b) Appreciation Rights, (c) Stock Awards and (d) Restricted Stock, all as described below at Paragraphs 6-10 hereof.

6.    SHARES RESERVED UNDER THE PROGRAM

      There is hereby reserved for issuance under the Program an aggregate of 550,000 shares of Common Stock, subject to adjustment in accordance with the provisions of Paragraph 16 hereof. Such shares may be shares of original issuance or treasury shares or a combination thereof. The number of shares issued hereunder as Stock Awards or Restricted Stock shall not exceed 150,000, subject to adjustment in accordance with any adjustment pursuant to Paragraph 16 hereof. If there is a lapse, expiration, termination or cancellation of any Stock Option (otherwise than upon the exercise of an Appreciation Right) or Appreciation Right prior to the exercise thereof, or if shares are issued as a Stock Award or Restricted Stock and thereafter are reacquired by the Company pursuant to rights reserved upon issuance thereof, (other than in connection with the satisfaction of a withholding obligation), such shares may again be used for new Benefits authorized under the Program. Shares covered by any Stock Option surrendered upon the exercise of an Appreciation Right shall not be available for the granting of further Benefits.

7.    STOCK OPTIONS

      The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase shares of Common Stock. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

      (a) Each grant shall specify the number of shares of Common Stock to which it pertains;

      (b) Each grant shall specify an option price per share not less than the Market Value Per Share on the Date of Grant;

      (c) Each grant shall specify that the option price shall be payable at the time of exercise (i) in cash or by check acceptable to the Company, (ii) by the transfer to the Company of shares of Common Stock having a value at the time of exercise equal to the total option price, or (iii) by a combination of such methods of payment;

      (d) Successive grants may be made to the same Participant whether or not any Stock Options previously granted to such Participant remain unexercised;

      (e) Each grant shall specify the period or periods of continuous employment by the Optionee with the Company which is necessary before a Stock Option or any installment thereof will become exercisable;

      (f) Stock Options granted under the Program may be either (i) options which are incentive stock options ("ISOs") under Section 422 of the Code; (ii) options which do not qualify as incentive stock options under Section 422 of the Code ("nonstatutory options"); or
            (iii) a combination of ISOs and nonstatutory options;

      (g) No Stock Option shall be exercisable more than ten years from the Date of Grant;

      (h) Each grant of Stock Options shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to the Optionee and containing such terms and provisions, consistent with the Program and the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, as the Committee may approve;

      (i) In addition to any requirement set forth in the Code to assure that ISOs qualify as incentive stock options under Section 422, ISOs granted hereunder shall be subject to the following terms and conditions;

            (1) If an Optionee owns more than 10% of the total combined voting power of all classes of outstanding shares of stock of the Company or any of its subsidiaries or parent Companies (within the meaning of Section 424(e) and 424(f) of the Code), then as ISO granted under the Program to such Optionee shall, by its terms, fix the exercise price to be at least 110% of the Market Value Per Share on the Date of Grant of the ISO and such ISO shall terminate (become non-exercisable) upon the expiration of five years from the Date of Grant of such ISO;

            (2) With respect to each Optionee, a grant will not qualify as an ISO to the extent, as a result of such grant, the aggregate fair market value of the Common Stock (determined on the Date of Grant of each ISO) subject to one or more ISOs first exercisable in any calendar year shall exceed $100,000.

8.    APPRECIATION RIGHTS

      The Committee may authorize the grant of Appreciation Rights in connection with any nonstatutory option granted hereunder. An Appreciation Right shall be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount which shall be determined by the Committee and shall be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. Each such grant may utilize any or all of the authorizations and shall be subject to all of the limitations contained in the following provisions:

      (a) Any grant may (i) when granted specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in shares of Common Stock, or in any combination thereof, or
            (ii) may either grant to the Optionee or retain in the Committee the right to elect among those alternatives subsequent to the Date of Grant;

      (b) Any grant may specify that the amount payable on exercise of an Appreciation Right (valuing shares of Common Stock for this purpose at their Market Value Per Share at the date of exercise) may not exceed a maximum specified by the Committee at the Date of Grant;

      (c) Appreciation Rights may be exercised from time to time commencing on the third business day following the release for publication, in at least one of the ways specified in Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934, of quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day thereafter. Notwithstanding the foregoing, no Appreciation Right may be exercised during the first six months of its term, except that this limitation shall not apply in the event death or disability of the Optionee occurs prior to the expiration of the six-month period. In addition, no Appreciation Right may be exercised except at a time when the related Option Right is exercisable;

      (d) Each grant shall specify that the Committee may from time to time amend, suspend or terminate the Appreciation Rights covered thereby (provided that, in the case of an amendment, the amended Appreciation Rights shall conform to the provisions of the Program) and shall not increase the amount of such grant;

      (e) In the event the grant of an Appreciation Right grants to the Optionee the right to elect to receive cash in whole or in part in settlement of the Appreciation Right, the Committee shall retain sole discretion to approve such election, which approval or disapproval may be given at any time after the Optionee's election to which it relates;

      (f) Each grant of an Appreciation Right shall be evidenced by a notification executed on behalf of the Company by an officer and delivered to the Optionee, which notification shall describe such Appreciation Right, identifying the related Option Right, state that such Appreciation Right is subject to all the terms and conditions of the Program, and contain such other terms and provisions, consistent with the Program, as the Committee may approve.

9.    STOCK AWARDS

      The Committee may from time to time and upon such terms and conditions as it may determine, authorize the granting to participants of Stock Awards. A Stock Award shall be a right of the Participant to receive from the Company a number of shares of Common Stock of the Company specified by the Committee, without monetary consideration. Each grant may utilize any or all of the authorizations, and shall be subject to all of the limitations contained in the following provisions:

      (a) Each such grant shall specify the number of shares of Common Stock to which it relates;

      (b) Each such grant shall be subject to such conditions, limitations, restrictions and other matters and shall be subject to forfeiture or lapse in such circumstances as the Committee may prescribe;

      (c) Each such grant shall specify the time or times at which the Common Stock covered by such grant shall be delivered to the Participant;

      (d) Any such grant may be accompanied by a cash award payable at such times and in such amount (not exceeding 100% of the compensation income recognized by the participant by reason of such grant for federal, state and local income tax purposes) as the Committee by determine;

      (e) Each such grant shall specify that the Committee may at any time amend, suspend or terminate the Stock Award (and accompanying cash award, if any) covered thereby, provided that, in the case of an amendment, the amended Stock Award (and accompanying cash award, if any) shall conform to the provisions of the Program;

      (f) Each grant of Stock Awards (and accompanying cash awards, if any) shall be evidenced by a notification executed on behalf of the Company by any officer and delivered to and accepted by the Participant, which notification shall describe the Stock Award (and accompanying cash award, if any), state that the same is subject to all of the terms and conditions of the Program, and contain such other terms and provisions, consistent with the Program, as the Committee may approve:

      (g) For purposes of determining the value of any Stock Awards granted hereunder, the value of such Stock Awards shall be based on the average of the high and low prices on the date or dates on which the Common Stock is delivered to the Participants pursuant to the terms of their respective agreements relating to the Stock Awards or, if there are no sales on that date, the last preceding date on which there was a reported sale on the NASDAQ Over-the-Counter Markets, national market Issues, or The New York Stock Exchange Composite Transactions, as reported in THE WALL STREET JOURNAL (corrected for reporting errors), whichever is applicable upon such date.

10.   RESTRICTED STOCK PURCHASE PLAN

      The Committee is authorized to adopt a Restricted Stock Purchase Plan (the "Plan") providing for the transfer of shares of Common Stock to officers and other key employees of the Company at prices below the then current fair market value of such shares in consideration for their services to the Company and on terms and conditions which subject the Participant's interests in such shares to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. Shares transferred pursuant to such restricted stock purchase plan shall be subject to such other restrictions, limitations and conditions as may be required by said Plan or as the Committee believes to be appropriate, including, without limitation, restrictions on the sale or other disposition of such Common Stock and rights of the Company to reacquire such Common Stock upon termination of the Participant's employment within specified periods.

11.   LIMITATION ON TRANSFERABILITY

      No Stock Option, Appreciation Right or share of Common Stock subject to forfeiture or other restriction of the kind described in Paragraph 9(b) or in any Restricted Stock Purchase Plan adopted hereafter shall be transferable otherwise than by will or the laws of descent and distribution, and any such Benefit shall be exercisable during the lifetime of the Participant to whom such Benefit has been granted only by the Participant or by the Participant's guardian or legal representative, and after such Participant's death shall be exercisable only by the Participant's legal representative.

12.   OTHER PROVISIONS

      The award of any Benefit under the Program may also be subject to other provisions (whether or not applicable to the Benefit awarded to any other Participant) as the Committee determines appropriate, including, without limitation, restrictions on resale or other disposition, such provisions as may be appropriate to comply with federal and state securities laws and stock exchange requirements, and understandings or conditions as to the Participant's employment in addition to those specifically provided for under the Program.

13.   MANNER OF ACTION BY THE COMPANY

      The Secretary of the Company (or such other officer as the Chief Executive Officer of the Company may from time to time designate) shall supervise the maintenance of records for all Participants in the Program. Any determination of such officer, if approved by the Board, shall be binding and conclusive for all purposes.

14.   WITHHOLDING OF TAXES

      The Company shall deduct from any payment, or otherwise collect from the Participant, any taxes required to be withheld by federal, state or local governments in connection with any Benefit. The Participant may elect, subject to approval by the Committee, to have shares withheld by the Company in satisfaction of such taxes. With respect to Participants subject to Section 16(b) of the Securities Exchange Act of 1934, an election to have shares withheld must be irrevocably made at least six months prior to the date that such taxes are determined with respect to any such Benefit or be made or become effective during any ten-day period beginning on the third business day after and ending on the twelfth business day after a release for publication, in at least one of the manners specified in Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934, of quarterly or annual sales and earnings of the Company, if such period coincides with or is prior to the time that such taxes are determined; provided, however, that no such election may be made with respect to withholding occurring within six months of the Date of Grant of the relevant Benefit. The number of shares to be withheld shall be calculated by reference to the Market Value per share of the Common Stock determined in accordance with Paragraph 2(g) on the date that such taxes are determined. The Company shall give the person entitled to receive a Benefit notice of the withholding obligation attributable to any amount payable or shares deliverable under the Program as far in advance as reasonably practicable, and the Company may defer making payment of delivery if any such tax may be pending unless and until indemnified to its satisfaction.

15.   TENURE

      A Participant's right, if any, to continue to serve the Company as an officer or employee shall not be enlarged or otherwise affected by the establishment of the Program or his designation as a Participant.

16.   ADJUSTMENT PROVISIONS

      (a) If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividends, stock splits or stock combinations), the total number of shares reserved for issuance under the Program and the number of shares covered by each outstanding Benefit shall be adjusted so that the aggregate consideration payable to the Company and the value of each such Benefit shall not be changed. Benefits may also contain provisions for their continuation or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation or similar occurrence.

      (b) Notwithstanding any other provision of the Program, and without affecting the number of shares reserved or available hereunder, the Committee may authorize the issuance or assumption of Benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

17.   AMENDMENT AND TERMINATION OF BENEFITS AND THE PROGRAM

      (a) The Committee may terminate the Program at any time and may amend the Program at any time or from time to time without obtaining any approval from the Company's stockholders; except that the Program may not be amended without the approval of the Company's stockholders to (i) materially increase the aggregate number of shares issuable under the Program (excepting adjustments pursuant to Section 16 hereof); (ii) change the class of individuals eligible to receive Benefits; or (iii) materially increase the Benefits accruing to Participants under the Program. No benefit shall be granted pursuant to the Program more than 10 years after the date of ratification and approval of the Program by the stockholders of the Company.

      (b) The Committee may, with concurrence of the affected Optionee, amend or cancel any agreement evidencing Stock Options granted under this Program. In the event of cancellation, the Committee may authorize the granting of new Stock Options (which may or may not cover the same number of shares which had been the subject of the prior agreement) in such manner, at such option price, and subject to the same terms, conditions and discretions, as under the Program would have been applicable had the cancelled Stock Options not been granted.

      (c) In case of termination of employment by reason of death, disability or retirement under a retirement plan of the Company of a Participant who holds a Stock Option or Appreciation Right not immediately exercisable in full, or any Stock Award or Restricted Stock as to which any condition, limitation, restriction or substantial risk of forfeiture has not lapsed, the Committee may, in its sole discretion, accelerate the time at which such Stock Option or Appreciation Right may be exercised or the time at which such condition, limitation, restriction or substantial risk of forfeiture will lapse.

18.   EFFECTIVE DATE

      The Program shall, subject to prior approval of the stockholders of the Company, become effective on April 28, 1994.

                                                                     Exhibit B


                           ACME METALS INCORPORATED
                 1994 EXECUTIVE INCENTIVE COMPENSATION PLAN


                                  ARTICLE I

                                   PURPOSE

      The Acme Metals Incorporated 1994 Executive Incentive Compensation Plan (the "Plan") is designed to (i) provide for awards to officers and key salaried employees of the Company who, individually or as members of a group, contribute in a substantial manner to the achievement of objectives and goals established by the Board of Directors which contribute to the success of the Company, thus providing a means for their participation in such success; and,
(ii) to afford an incentive to such persons to continue to contribute their best efforts to promote the success of the Company.


                                 ARTICLE II

                                 DEFINITIONS

      The following words and phrases shall have the meaning set forth below whenever used herein:

      1) "Base Salary" shall mean, for the Chief Executive Officer and Incentive Group A, the regular salary, exclusive of bonuses, incentive pay, overtime pay, special awards or awards made under the Plan, as established prior to the first day of the Year in question; and, for all other employees, the regular salary, exclusive of bonuses, incentive pay, overtime pay, special awards or awards made under the Plan, for the period of each Year during which an Employee has been designated as a Participant.

      2) "Board of Directors" or "Board" shall mean those members of the Board of Directors of the Company who are Disinterested Persons.

      3) "Company" shall mean Acme Metals Incorporated, a Delaware corporation.

      4) "Cash Flow" shall mean cash flow as defined in FASB 95, other than cash receipts and payments from financing activities, for the Year in question, excluding however, credits and debits in such Year which are extraordinary items, determined in accordance with generally accepted accounting principles.

      5) "Committee" shall mean the Compensation Committee of the Board of Directors of the Company consisting of members who are Disinterested Persons.

      6) "Disinterested Persons" shall mean persons who are "disinterested persons" as the term is defined in Rule 16 b-3 under Section 16 of the Securities Exchange Act of 1934, as amended; and/or, are "outside directors" as defined in Section 162(m) of the Internal Revenue Code of 1986 and Regulations promulgated thereunder.

      7) "Employee" shall mean any person, including an officer, who is employed by the Company on a full-time basis and is compensated for such employment by a regular salary.

      8) "Increase in Shareholder Value" shall mean a formula, determined by the Committee prior to the Year in question, utilizing one or more of the following factors, either standing alone or as compared to competitors or other classes of entities:

            i) Net After Tax Earnings per share, in accordance with generally accepted accounting principles;

            ii) trading price of the Company's stock coupled with dividends paid;

            iii) book value per share, in accordance with generally accepted accounting principles; and

            iv) other factors could include market share, decrease in leverage, or improvements in productivity pursuant to an objective formula.

      9) "Net After Tax Earnings" shall mean the consolidated net income of the Company for the Year in question as set forth in its financial statements before any accrual pursuant to the Plan with respect to such Year, and excluding gains and charges in such Year which are extraordinary items, determined in accordance with generally accepted accounting principles.

      10)   "Participant" shall mean an Employee of the Company described in
            Article III.

      11)   "Return on Equity" shall mean the percentage obtained by dividing

            a) the Net After Tax Earnings of the Company for the Year in question BY

            b) the average shareholders' equity amount for the Year in question (the average shareholders' equity amount shall be determined in accordance with generally accepted accounting principles, consistently applied); PROVIDED, HOWEVER, that the Committee may adjust said average equity amount for such items and/or transactions in such Year which are extraordinary items, determined in accordance with generally accepted accounting principles.

      12) "Return on Investment" shall mean Net After Tax Earnings divided by Net Operating Assets reduced by Intangible Assets, as appearing on the Company's audited financial statements for the Year in question.

      13)   "Year" shall mean the fiscal Year of the Company.


                                 ARTICLE III

                                 PARTICIPANTS

      A. Prior to the first day of the Year in question, the Committee shall designate which of the Employees the Committee has assigned to the Incentive Groups identified as Chief Executive Officer and Group A in Paragraph D of
Article IV, who shall be Plan Participants for the Year in question. Not later than January 31 of each Year, the Committee shall designate all other Employees who shall be Plan Participants for that Year and shall assign each Participant to one of the other incentive groups (i.e., B,

C or D) designated in Paragraph D of Article IV. The Committee shall cause these determinations, as well as information regarding the various factors to be taken into account in determining awards hereunder, to be communicated to each Participant.

      B. A person may become a Participant contemporaneously with becoming an Employee if the Employee is so designated by the Committee; or, by the Chief Executive Officer of the Company and such designation is ratified by the Committee, provided, however, that a new Chief Executive Officer of the Company and a new Employee in Incentive Group A may only be designated a Plan Participant for the balance of the Year, on a pro-rated basis, in which they are first so designated.

      C. Contemporaneously with the promotion, demotion or reassignment of a Participant in Incentive Group B, C or D, the Committee or the Chief Executive Officer of the Company may make one or more of the following changes: (i) change the incentive group to which the Committee had heretofore assigned said Participant, provided, however, that said Participant does not become the Chief Executive Officer or a Participant in Incentive Group A; or (ii) terminate an Employee's participation in the Plan for the remainder of the Year without otherwise affecting the employment status of such Employee.

      D. Contemporaneous with the demotion or reassignment of the Chief Executive Officer of the Company or a participant in Incentive Group A, the Committee may (i) change the incentive group to which the Committee had heretofore assigned said Participants, or (ii) terminate an Employee's participation in the Plan for the remainder of the Year without otherwise affecting the employment status of such Employee.


                                  ARTICLE IV

                      COMPUTATION OF INCENTIVE PAYMENTS

      A. GENERAL: Prior to the beginning of the Year in question, the Committee shall, for such Year, determine whether the computation of incentive payments under the Plan for the Year shall be based upon (as such terms are defined herein): (a) Net After Tax Earnings; (b) Return on Equity; (c) Return on Investment; (d) Increase in Shareholder Value; (e) Cash Flow; or (f) A combination of any of the foregoing items.

      B. ANNUAL CORPORATE GOALS: Prior to the beginning of the Year in question, the Committee shall, for such Year, determine the minimum, target and maximum performance goals to be achieved by the Company during such Year for the purposes of this Plan. Such goals shall be established as follows:

            1) NET AFTER TAX EARNINGS: For any Year, in which Net After Tax Earnings is utilized, the Committee shall determine the minimum, target and maximum goals for Net After Tax Earnings to be applicable in respect of that Year.

            2) RETURN ON EQUITY: For any Year in which Return on Equity is utilized, the Committee shall determine the minimum, target and maximum Return on Equity percentages (hereinafter respectively called "Minimum Return on Equity Percentage", "Target Return on Equity Percentage" and "Maximum Return on Equity Percentage"), to be applicable in respect of that Year.

            3) INCREASE IN SHAREHOLDER VALUE: For any Year in which Increase in Shareholder Value is utilized, the Committee shall determine the minimum, target and maximum Increase in Shareholder Value percentages (hereinafter respectively called "Minimum Increase in Shareholder Value Percentage", "Target Increase in Shareholder Value Percentage" and "Maximum Increase in Shareholder Value Percentage") to be applicable in respect of that Year.

            4) RETURN ON INVESTMENT: For any Year in which Return on Investment is utilized, the Committee shall determine the minimum, target and maximum Return on Investment percentages (hereinafter respectively called "Minimum Return on Investment Percentage," "Target Return on Investment Percentage" and "Maximum Return on Investment Percentage," to be applicable in respect of that Year.

            5) CASH FLOW: For any Year in which Cash Flow is utilized, the Committee shall determine the minimum, target and maximum Cash Flow goals to be applicable in respect of that Year.

      C. FACTORS IN ESTABLISHING CORPORATE GOALS: In establishing the annual corporate goals for each Year, the Committee shall take into consideration the Company's Profit Plan objectives for such Year, the Company's Long Term Strategic Plan, the Company's historical performance, the projected performance of selected companies in like industries, the historical performance of selected companies in like industries, the average performance of selected companies in like industries in recent years, the short-term and long-term economic forecasts for the Year in question and future Years and such other factors as the Committee shall consider relevant to its determinations for the Year, or Years, in question.

      D. INCENTIVE COMPENSATION PAYMENT LEVELS: Until modified by action of the Committee, the incentive group designations and the maximum, target and minimum Incentive Compensation Payment Levels applicable to the several incentive groups shall be as follows:


          INCENTIVE GROUP             MAXIMUM     TARGET     MINIMUM
          ---------------             -------     ------     -------
      Chief Executive Officer           60.0%       40.0%       20.0%
      Group A                           45.0%       30.0%       15.0%
      Group B                           37.5%       25.0%       12.5%
      Group C                           30.0%       20.0%       10.0%
      Group D                           22.5%       15.0%        7.5%


      E. CORPORATE PERFORMANCE INCENTIVE FUND: A Corporate Performance Incentive Compensation Fund shall be established for each Participant, the amount of which shall be the result obtained by multiplying such Participant's Base Salary by a percentage which is derived from the Group Incentive Compensation Payment Level applicable to such Participant for the Year in question. Examples of the computations of the applicable incentive payment levels to any individual Participant under the Plan are subject to the following conditions and limitations.

            1)    CHIEF EXECUTIVE OFFICER AND INCENTIVE GROUP A.

                        Awards to Participants in the Chief Executive Office
                  and Incentive Group A designations, as a percentage of Base Salary, may not exceed the maximum Incentive Compensation Payment Level specified in Paragraph D of Article IV above; provided however, such awards may be reduced or eliminated for any such individual Participant in such manner or amount as the Committee in its sole discretion may determine.

            2)    INCENTIVE GROUP B, C AND D PARTICIPANTS.

                        Incentive Compensation Payment Level awards to
                  Participants in Incentive Groups B, C and D may be adjusted as follows:

                  i) A personal performance determination shall be made by management as to each such Participant's performance during the Year in question on a scale of 1 through 3. The criteria for each of the three ratings are described in Appendix 2 attached hereto.

                  ii) The amount of incentive compensation, computed in accordance with Paragraphs D and E of Article IV hereof, awarded to such Participant who receives a rating of 3 may be reduced by amounts up to 25%.

                  iii) The amount of incentive compensation, computed in accordance with paragraphs D and E of Article IV hereof, awarded to such Participant who receives a rating of 1 may be increased by amounts up to 25%.

                  iv) The amount of incentive compensation, computed in accordance with Paragraphs D and E of Article IV hereof, awarded to such Participant who receives a rating of 2 may not be increased or decreased.


                                  ARTICLE V

            PAYMENT, DEFERRAL, PRO-RATION AND FORFEITURE OF AWARDS

      A. Promptly after the individual Participant's Incentive Compensation Payment Level awards for the Year in question shall have been determined, such awards shall be reviewed by the Committee, and, if the Committee shall approve the same, the Company shall cause such awards to be distributed to each respective Participant.

      The Committee may, in is discretion, cause to be transferred all or any part of a Participant's Incentive Compensation Payment Level award to his Deferred Compensation Account under the Deferred Compensation Plan of the Company, and, to the extent not so transferred, the award of a Participant shall be distributed to him. All amounts transferred to Deferred Compensation Accounts shall be held, invested, reinvested and distributed as provided in the Deferred Compensation Plan of the Company.

      B. If, during a Year, a Participant's participation in the Plan shall be terminated as provided in Paragraph C of Article V hereof, such person's award for that Year shall be pro-rated based upon that portion of the Year during which he was a Participant.

      C. If, during a Year, a Participant ceases to be an Employee by reason of illness or injury, death, retirement, or leave of absence having the approval of management, his award shall be computed on the basis of Base Salary for that portion of the Year in which he was an Employee. Payment of such award shall be made pursuant to the terms of paragraph A of Article V.

      D. If the employment of a Participant ceases by reason of resignation or dismissal (whether or not for cause) no award for such Year shall be made to such Participant.
      E. If, prior to the time an award is granted, the Committee determines that a Participant has intentionally committed an act materially inimical to the interests of the Company, the Committee may direct that the award of such Participant be reduced to zero or such other amount as the Committee in its sole discretion deems appropriate.

      F. No award shall be paid to the Chief Executive Officer or a Participant in Incentive Group A unless the Committee certifies that the goals and other material terms have been satisfied.


                                  ARTICLE VI

                                   GENERAL

      Neither the establishment of this Plan nor the selection of any employee as a Participant shall give any Participant any right to be retained in the employ of the Company, or a subsidiary thereof; no Participant or Employee and no person claiming under or through a Participant or Employee shall have any vested right or interest in the Plan or in the funds determined to be payable thereunder; and, there shall be no obligation upon the Committee to designate any Employee as a Participant. The Committee may adjust, and from time to time change, such rules and policies as it deems appropriate for the administration of the Plan and may give to the participants such notice relative thereto, or statement thereof, as it deems desirable. No member of the Committee who is also an Employee shall vote as to any action taken by the Committee (i) with respect to awards to be made to him under the Plan or (ii) with respect to his designation as a Participant.


                                 ARTICLE VII

                         AMENDMENTS AND TERMINATION

      The Committee, subject to ratification by the Board of Directors, may from time to time amend, suspend or terminate, in whole or in part, any or all of the provisions of this Plan; provided, however, with respect to the Chief Executive Officer of the Company and Employees in Incentive Group A, any such action shall not cause or result in an increase in the amount of any award to said Participants.

      Anything in this Plan to the contrary notwithstanding, the Committee, subject to ratification by the Board of Directors, shall have the right, if in the sole judgment of the Committee, economic conditions or any other factors affecting the Company, one or more subsidiaries, one or more divisions, or the businesses of any of them, so warrant, to reduce or eliminate the amount of the Incentive Compensation Payment Level award to any Participant, or the amount of all awards to all Participants, in the case of any such award prior to the time of payment of said awards pursuant to Article V of this Plan.

                                  APPENDIX I

                                      TO

                           ACME METALS INCORPORATED
                  1994 EXECUTIVE INCENTIVE COMPENSATION PLAN

      The following computations shall serve as examples of the application of the Plan to any individual Participant:

      1) If the Company's actual results for the Year in question equals the minimum performance goal(s)(*) level established by the Committee for such Year, the percentage to be applied against the Participant's Base Salary shall be equal to the minimum Incentive Compensation Payment Level (expressed as a percentage of Base Salary) for the Participant's Incentive Group under Paragraph D of
            Article IV of the Plan for such Year.

      2) If the Company's actual results for the Year in question is less than the minimum performance goal(s) established by the Committee for such Year, the percentage applied against the Participant's Base Salary shall be equal to zero for such Year.

      3) If the Company's actual results for the Year in question is greater than the minimum but less than the target goal(s), or is greater than the target but less than the maximum goal(s) established by the Committee for such Year, the percentage to be applied against the Participant's Base Salary for such Year shall be determined by interpolation based on the differences, as the case may be, between the minimum and target, or between the target and maximum goal(s) as applied to the Incentive Compensation Payment Level for the Participant's Incentive Group for such Year under Paragraph D of Article IV of the Plan.

            Thus, for example:

            EXAMPLE X: If a Participant is assigned to Incentive Group C, minimum, target and maximum Net After Tax Earnings goal(s) for the Year in question are $2.0 million, $4.0 million and $6.0 million, respectively, actual Net After Tax Earnings for such Year is $3.0 million and the Participant's Base Salary is $40,000 for such Year, his Performance Incentive Compensation Fund for such Year would be $6,000, determined as follows:

            1)    APPLICABLE PERCENTAGE.

                  a) The difference between target and minimum goals for Net After Tax Earnings are:

                        $4.0 million - $2.0 million = $2.0 million



____________________
      *Performance goals for each Year may be based upon (i) Net After Earnings, (ii) Return on Equity, (iii) Increase in Shareholder Value, (iv) Return on Investment, (v) Cash Flow, or (vi) a combination of any of the foregoing.

                  b) The difference between actual Net After Tax Earnings and minimum Net After Tax Earnings is:

                        $3.0 million - $2.0 million = $1.0 million

                  c)    the proportion of  (b)  =  $1.0 million  = 50.0%
                                          ----     ------------
                                           (a)     $2.0 million

                  d) The difference between the percentage of Base Salary allocable to a Participant in Incentive Group C for target and minimum Net After Tax Earnings (under Paragraph D of Article IV of the Plan is:

                        20.0% - 10.0% = 10.0%

                  e) The percentage of Base Salary to be allocated to a Participant in Incentive Group C, based on actual Net After Tax Earnings of $3.0 million:

                        For achieving minimum Net After Tax Earnings = 10.0%

                        Plus:  (c)  x (d)  [50% x 10%]  =   5.0%
                                                          --------

                        Applicable percentage:  15.0%

            2)    BASE SALARY:  $40,000.00

            3)    PARTICIPANT'S PERFORMANCE INCENTIVE COMPENSATION FUND:

                  $40,000.00  x 15.0%  =  $6,000.00

                  EXAMPLE Y: Same as Example X, except actual Net After Tax Earnings for the Year in question is $5.0 million. The Participant's Performance Incentive Compensation Fund would be $10,000, determined as follows:

                  1)    APPLICABLE PERCENTAGE.

                        a) The difference between maximum and target Net After Tax Earnings is:

                              $6.0 million  -  $4.0 million  =  $2.0 million


                        b) The difference between actual Net After Tax Earnings and target Net After Tax Earnings is:

                              $5.0 million  -  $4.0 million  =  $1.0 million


                        c)    The proportion of  (b)  =  $1.0 million  = 50.0%
                                                ----     ------------
                                                 (a)     $2.0 million

                        d) The difference between percentage of Base Salary allocable to a Participant in Incentive Group C at a maximum and at target Net After Tax Earnings is:

                              30%  -  20%  =  10.0%

                        e) The percentage of Base Salary to be allocated to a Participant in Incentive Group C based on actual Net After Tax Earnings of $5.0 million:

                              For achieving target Net After Tax Earnings: 20.0%

                              Plus:  (c)  x  (d), or 50.0%  x  10.0%        5.0%
                                                                          ------

                              Applicable percentage                        25.0%

                  2)    BASE SALARY:   $40,000

                  3)    CORPORATE PERFORMANCE INCENTIVE COMPENSATION FUND:

                        $40,000  x 25.0%  =  $10,000.00

                  4) If the Company's actual results for the Year in question equals or exceeds the maximum goal(s) established by the Committee for such Year, the percentage to be applied against the Participant's Base Salary shall be equal to the maximum Incentive Compensation Payment Level for the Participant's Incentive Group for such Year.

                                   APPENDIX 2


                                  INTEROFFICE
                                CORRESPONDENCE                   Copy to:

                           Date:  November 18, 1993

To:

From:

Subject:

Reference:



As you are aware, the extent of an individual's EIC payment is dependent upon an evaluation of his or her personal performance. The letter received by 1993 participants contained the following statement: "... the amount you are eligible to receive may be adjusted based on your personal performance."

All personal ratings must be approved by the Chairman and Chief Executive Officer and each of us is expected to recommend a rating for those participants in our organizations. The following performance criteria should be used in developing your recommendations:



OUTSTANDING
(Rating 1)       Employee is performing all requirements of the responsibility areas in a highly exceptional manner. Has accomplished all of personal annual objectives. Performance exceeds the desired level of performance in all responsibility areas by a wide margin. Would be unrealistic to expect better performance in responsibility areas.

EFFECTIVE
(Rating 2)       Employee is performing most or all requirements of the
                 responsibility areas. Has accomplished most of personal annual objectives. Performance on work requirements is at an acceptable level, but certain requirements are performed above that level and occasionally exceptionally well.
                 Improved performance can be expected in some areas.

MARGINAL
(Rating 3)       Employee is performing some or most of the requirements of the responsibility areas, but is not performing all key requirements. Has not satisfied any significant personal annual objectives. Performance meets desired level of performance for few of the key responsibility areas and improved performance is expected.

By way of explanation, participants who achieve Rating 1 shall have their awards increased by up to 25%. Participants who achieve Rating 2 shall be considered "full incentive" and shall receive payments in keeping with the formula for their Group. Finally, participants who achieve Rating 3 shall have their awards decreased by up to 25%.

Recommendations for a participant to receive a Rating 1 or Rating 3 must be thoroughly documented. Recommendations and necessary supporting documentation should be returned to my attention prior to December 15. If you have a question or wish to discuss your ratings, please call me.

Any recommended deletions or additions to the EIC participation list should also be submitted at this time, with full documentation and justifications. Please call me before submitting your recommendations.

                                    APPENDIX

Photos appearing on Page 3 through 6 are pictures of directors.

X Please mark your votes as in this example.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the Election of Directors and FOR Proposals 2, 3 and 4.
The Board of Directors recommends a vote FOR Election of Directors and FOR Proposals 2, 3 and 4.

1. Election of Directors  (see reverse)

         FOR          WITHHELD

For, except vote withheld from the following nominee(s):

- ------------------------

2. Approval of independent accountants

       FOR          AGAINST       ABSTAIN

3. Approval of 1994 Stock Incentive Program

      FOR          AGAINST       ABSTAIN

4. Approval of 1994 Executive Incentive Compensation Plan

      FOR          AGAINST       ABSTAIN

5. In the discretion of the Proxies named herein, upon such other matters as may properly come before the meeting.

Change of address/comments on reverse

I plan to attend the Annual Meeting of Shareholders

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

- -----------------------
- -----------------------

SIGNATURE(S)  DATE
ACME METALS INCORPORATED
13500 S. Perry Avenue
Riverdale, Illinois 60627-1182

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned acknowledges receipt of the accompanying Notice of Meeting and 1994 Proxy Statement and hereby appoints Brian W. H. Marsden, Edward P. Weber, Jr. and Jerry F. Williams, and each of them, Proxies, with power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Shareholders of Acme Metals Incorporated to be held at the Harris Trust and Savings Bank, 111 West Monroe Street, Chicago, Illinois 60690 on Thursday, April 28, 1994, at 10:00 a.m., central time, and at any adjournment or postponements thereof with the same force and effect as the undersigned might or could do if personally present thereat.

PROXY

Election of Directors (see reverse side)
Nominees:

Stephen D. Bennett
Andrew R. Laidlaw
Frank A. LePage

Comments: (such as change of address)

- -----------------------
- -----------------------
- -----------------------

(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)
You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Director's recommendations (see accompanying Proxy Statement). The Proxies cannot vote your shares unless you sign and return this card.

SEE REVERSE SIDE